Exhibit 10.18

Credit Agreement

between

CELL GENESYS, INC.

and

FLEET NATIONAL BANK

Dated as of December 27, 2001

TABLE OF CONTENTS

ARTICLE 1. - DEFINITIONS *

1.1 Defined Terms *

1.2 Accounting Terms *

ARTICLE 2. - LOANS *

2.1 Term Loan Commitment *

2.2 Term Loan Borrowing Request *

2.3 Term Loan Prepayment *

2.4 Term Note and Records *

2.5 Term Loan Proceeds *

2.6 Reduction or Termination of Term Loan Commitment *

2.7 Facility Fee. *

2.8 Debit of Accounts. *

2.8 Application of Payments. *

ARTICLE 3. - REPRESENTATIONS AND WARRANTIES *

3.1 Financial Condition *

3.2 Organization, Existence, Good Standing *

3.3 Subsidiaries; Capitalization *

3.4 Power and Authority *

3.5 Legal, Valid, Binding Obligation *

3.6 Consents *

3.7 No Legal Bar *

3.8 No Litigation *

3.9 No Default *

3.10 Assets, No Liens; *

3.11 No Burdensome Restrictions *

3.12 Taxes *

3.13 Regulation U, Etc. *

3.14 ERISA *

3.15 Investment Company Act, Etc. *

3.16 Indebtedness *

3.17 Contingent Liabilities *

3.18 Chief Place of Business; Locations of Books and Records; Locations of Assets *

3.19 Laws Including Environmental and Safety Matters *

3.20 Intellectual Property *

3.21 Negative Pledges *

3.22 Full Disclosure *

ARTICLE 4. - AFFIRMATIVE COVENANTS *

4.1 Financial Statements and Other Documents *

4.2 Existence; Compliance with Laws; Etc. *

4.3 Maintain Property *

4.4 Insurance *

4.5 Notice of Material Events *

4.6 Deposit Accounts *

4.7 Liquid Collateral *

ARTICLE 5. - NEGATIVE COVENANTS *

5.1 Indebtedness *

5.2 Contingent Liabilities *

5.3 Limitation on Liens *

5.4 Mergers; Dissolution; Disposals or Acquisitions *

5.5 Investments and Loans *

5.6 Dividends *

5.7 Transactions with Affiliates *

5.8 Negative Pledge *

5.9 Lines of Business *

ARTICLE 6. - CONDITIONS PRECEDENT *

6.1 Conditions of Initial Extension of Credit *

6.2 Conditions of All Loans *

ARTICLE 7. - EVENTS OF DEFAULT *

7.1 Events of Default *

7.2 Lender's Remedies *

7.3 Cross Default *

7.4 Setoff *

ARTICLE 8. - MISCELLANEOUS *

8.1 Notices *

8.2 No Waiver of Rights *

8.3 Obligations Absolute; Cumulative Remedies *

8.4 Successors *

8.5 Participants *

8.6 Governing Law *

8.7 Submission to Jurisdiction; Waiver of Trial by Jury. *

8.8 Complete Agreement, Amendments *

8.9 Expenses *

8.10 Indemnification *

8.11 Survival of Agreements *

8.12 Severability *

8.13 Descriptive Headings *

8.14 Counterparts *

8.15 Pledge to Federal Reserve *

8.16 Lost Note *

SCHEDULES AND EXHIBITS

Schedule 1 (Definitions)

Schedule 3.3 (Subsidiaries, Investments, Joint Ventures, Capitalization)

Schedule 3.6 (Consents and Approvals)

Schedule 3.8 (Litigation)

Schedule 3.11 (Burdensome Restrictions)

SCHEDULE 3.18 (LOCATION OF ASSETS)

SCHEDULE 3.20 (INTELLECTUAL PROPERTY DISCLOSURE)

Schedule 3.21 (Existing Negative pledges)

Schedule 5.1 (Disclosed Indebtedness)

SCHEDULE 5.2 (CONTINGENT LIABILITIES)

Schedule 5.3 (Disclosed Liens)

Schedule 5.5 (Investment policy)

Exhibit A - TERM NOTE

Exhibit B - Compliance Certificate

Exhibit C - PLEDGE AGREEMENT

Credit Agreement

CREDIT AGREEMENT dated as of December 27, 2001 between CELL GENESYS, INC., a Delaware corporation ("Borrower"), with a principal place of business at 342 Lakeside Drive, Foster City, California 94404 and FLEET NATIONAL BANK, a national banking association ("Lender"), with an address at 100 Federal Street, Boston, MA 02110.

WHEREAS, Borrower has requested that Lender provide it with a multi-draw term loan facility;

WHEREAS, Lender is willing, on the terms and subject to the conditions in this Agreement, to make such a credit facility available to Borrower;

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Lender and Borrower agree as follows:

ARTICLE 1. - DEFINITIONS

1.1 Defined Terms. Unless otherwise defined herein, the capitalized terms, as used in this Agreement, shall have the meanings as set forth on Schedule 1 hereto.

1.2 Accounting Terms. All accounting terms not specifically defined herein shall be interpreted and all financial statements and reports as to financial matters required to be delivered to Lender hereunder shall be prepared in accordance with GAAP consistently applied with those used in the preparation of the audited and quarterly financial statements furnished to Lender in connection with the initial Loans issued on the Initial Borrowing Date.

ARTICLE 2. - TERM LOANS

2.1 Term Loan Commitment. Subject to the terms and conditions hereof, Lender agrees to make the Term Loans to the Borrower from time to time during the Term Loan Commitment Period, provided, however, that, except as provided in the Term Note, each Term Loan request shall be in a minimum amount of $500,000 and shall not exceed the Purchased Equipment Cost. Not more than one such Term Loan request shall be made in calendar month and the aggregate principal amount of all Term Loans shall not exceed the Borrowing Limit.

2.2 Term Loan Borrowing Request. Subject to the terms and conditions hereof and the Term Note, Borrower may borrow under the Term Loan Commitment during the Term Loan Commitment Period on any Business Day. Borrower may request Term Loans from time to time by submitting irrevocable Loan requests in such form and manner as Lender may require or permit signed by an Authorized Representative of Borrower, specifying the amount to be borrowed, the requested Borrowing Date, together with a completed Notice of Rate Selection (as defined in the Term Note). The Borrower shall deliver on or before the first anniversary of the Initial Borrowing Date copies of invoices and such information Lender may reasonably request concerning the Purchased Equipment for which invoices are being submitted for reimbursement with the proceeds of such Term Loans. Except as otherwise agreed by Lender, the proceeds of all Term Loans will be made available to Borrower by Lender by crediting Borrower's deposit account(s) with Lender.

2.3 Term Loan Prepayment. Amounts borrowed as Term Loans which are paid or prepaid by the Borrower may not be reborrowed. Term Loans may be prepaid to the extent and in the manner permitted under the Term Note.

2.4 Term Note and Records. The Term Loans shall be evidenced by the Term Note and shall bear interest and be payable as set forth therein. Lender shall maintain records of each (i) Term Loan and (ii) payments of principal balance of Term Loans. The Lender's records shall constitute prima facie evidence of the accuracy of the information recorded therein and in the event that Borrower fails to object, within thirty (30) days of receipt of Lender's periodic reports to Borrower with respect to Term Loans, the information in such reports shall be conclusive and binding as against Borrower; provided, however, that any failure by Lender to maintain such records or furnish such reports shall not affect the obligations of Borrower under the Note or this Agreement.

2.5 Term Loan Proceeds. Borrower shall use the proceeds of the Term Loans to acquire Purchased Equipment (in compliance with all applicable legal and regulatory requirements, including, without limitation, Regulations U and X and the Securities Act of 1933 and the Securities Exchange Act of 1934); provided that Lender shall have no responsibility as to the use of any of such proceeds.

2.6 Reduction or Termination of Term Loan Commitment.

(a) The Borrower may permanently reduce, from time to time, the Term Loan Limit by giving Lender not less than five (5) Business Days prior notice and prior to the reduction date prepay the Term Loans to the extent the outstanding amount of the Term Loans exceed the Borrowing Limit (taking into account the reduced Term Loan Limit), provided, however, that, (i) each such reduction shall be an amount that is at least $5,000,000 or any greater amount in multiples of $1,000,000, and (ii) no reduction shall be effective if the amount of the Term Loans as of the proposed reduction date exceeds the amount of the Term Loan Limit (taking into account the proposed reduced Term Loan Limit).

(b) To terminate the Term Loan Commitment, Borrower shall give Lender not less than five (5) Business Days prior notice and on the Termination Date prepay in full all Term Loans together with accrued interest, fees, and charges thereon to the date of prepayment, including, without limitation, any loss, cost or expense including yield maintenance fees (as defined in the Note) due hereunder or under the Note. As set forth in Article 7, the Term Loan Commitment may be terminated by Lender or shall terminate automatically as set forth therein.

2.7 Facility Fee. Borrower shall pay to Lender a closing fee in the total amount of $150,000, of which (i) $25,000 has previously been paid by the Borrower and earned by the Lender, and (ii) $125,000 shall be fully earned and paid on the date hereof.

2.8 Debit of Accounts. Lender may, at its election, without any obligation on the part of the Lender, effect payment of all amounts due, or any portion thereof, from Borrower under this Agreement, the Note or the other Loan Documents, by debiting from time to time any of the Borrower's deposit or other accounts maintained at the Lender.

2.9 Application of Payments. All payments shall be applied first to the payment of all fees, expenses and other amounts due to the Lender (excluding principal and interest, then to accrued interest, and the balance on account of outstanding principal; provided, however, that after an Event of Default and during the continuance thereof, payments will be applied to the obligations of Borrower to Lender as Lender determines in its sole discretion.

ARTICLE 3. - REPRESENTATIONS AND WARRANTIES

In order to induce Lender to enter into this Agreement and to make the Loans, Borrower represents and warrants to Lender, except as otherwise set forth in a schedule attached hereto and made a part hereof, that:

3.1 Financial Condition. The financial statements contained in the Borrower's filing on form 10-K dated April 2, 2001 and filing on form 10-Q dated November 14, 2001 present fairly the Consolidated and consolidating financial position of Borrower and its Subsidiaries as of the dates thereof and its and their results of operations, shareholders' equity and cash flows for the periods then ended. All such financial statements and information, including any related schedules and notes, and any other financial information or statements furnished in accordance herewith, have been prepared in accordance with GAAP, subject only in the case of unaudited interim financial statements to normal year-end audit adjustments and the absence of footnotes. In the case of each Loan, the representations and warranties in this Section shall be deemed to have been made in respect of the then most recent financial statements of Borrower furnished to Lender pursuant to Section 4.1.

3.2 Organization, Existence, Good Standing. Each of Borrower and its Subsidiaries: (i) is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware, except that Calydon, Inc. is duly organized, validly existing and in good standing as a corporation under the laws of the State of California, (ii) has obtained all licenses, permits, approvals and consents and has filed all registrations necessary for the lawful operation of its business, except where the failure to so obtain would not have a Material Adverse Effect, (iii) has the corporate power and authority and the legal right to own, lease and operate its property and to conduct the business in which it is currently engaged, and (iv) is duly qualified to do business and is licensed and in good standing as a foreign corporation under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

3.3 Subsidiaries; Capitalization. Except as set forth on Schedule 3.3, Borrower has no Subsidiaries, Investments or Joint Ventures in or with any other Person. Schedule 3.3 lists all entities and/or persons with whom Borrower or any Subsidiary ever consolidated or merged, or from whom Borrower or any Subsidiary ever acquired in a single transaction or in a series of related transactions substantially all of such entity's or person's assets or substantially all of the capital stock of an entity or person. As of the date hereof, except as set forth on Schedule 3.3, no Person owns beneficially or of record more than twenty percent (20%) of the issued and outstanding voting common stock of the Borrower. Except as set forth on Schedule 3.3, Borrower owns all of the issued and outstanding shares of capital stock or other equity securities of its Subsidiaries.

3.4 Power and Authority. Borrower has (i) full corporate power, authority and legal right to execute, deliver and perform its obligations under the Loan Documents to which it is a party and to borrow hereunder, (ii) taken all necessary actions to authorize the execution, delivery and performance by it of each Loan Document to which it is a party and to authorize its borrowings hereunder, and (iii) caused to be duly executed and delivered on behalf of the Borrower each of the Loan Documents to which Borrower is a party.

3.5 Legal, Valid, Binding Obligation. Each of the Loan Documents and each agreement, certificate, document, instrument or other paper delivered pursuant thereto, to which Borrower is a party, constitutes the legal, valid, and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to creditors rights generally.

3.6 Consents. No consent, permit, license, approval, authorization or other action of, or registration, declaration or filing with or notice to, any governmental authority, bureau or agency or any other Person is required in connection with the execution, delivery or performance by Borrower, or the validity or enforceability against Borrower, of any Loan Document to which it is a party, except for UCC financing statements to be filed in connection with the Collateral and the consents and approvals set forth on Schedule 3.6, all of which have been obtained.

3.7 No Legal Bar. The execution, delivery and performance by Borrower of the Loan Documents, and each agreement, certificate, document, instrument or other paper delivered pursuant thereto, to which Borrower is a party, does not and will not conflict with or cause a breach of any provision of any existing law, rule or regulation, order, judgment, award or decree of any court, arbitrator or governmental authority, bureau or agency, or of the Certificate of Incorporation or Bylaws of, or any security issued by, Borrower, or of any material mortgage, deed of trust, indenture, lease, contract or other agreement or undertaking to which Borrower, is a party or by which any of the properties of Borrower, may be bound, and will not result in the creation or imposition of any Lien on any of its revenues or properties, except in favor of Lender.

3.8 No Litigation. Except as set forth on Schedule 3.8, no litigation, investigation or other proceeding of or before any court, arbitrator or governmental authority is currently pending nor, to the knowledge of Borrower, threatened against Borrower, any of its Subsidiaries or its properties which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

3.9 No Default. Neither Borrower nor any of its Subsidiaries is in default in any respect in the payment or performance of any of its obligations for monies borrowed or under any mortgage, deed of trust, indenture, lease, contract or other agreement or undertaking to which it is a party or by which it or any of its property may be bound or affected and no Default or Event of Default has occurred and is continuing. Neither Borrower nor any of its Subsidiaries is in default under any order, award or decree of any court, arbitrator or governmental authority binding upon or affecting it or by which any of its property may be bound or affected, and no such order, award or decree has or could reasonably be expected to have a Material Adverse Effect.

3.10 Assets, No Liens. Borrower and each of its Subsidiaries has good and marketable title to, or valid leasehold interest in, all of its real property and good title to all its personal property, including assets carried on its books and reflected in the financial statements furnished to Lender herewith, subject to no Liens except for (i) Liens permitted under Section 5.3 hereof, or (ii) inventory sold or otherwise disposed of in the ordinary course of its business.

3.11 No Burdensome Restrictions. Except as set forth in Schedule 3.11, neither Borrower nor any of its Subsidiaries is a party to or bound by any contract, agreement or instrument or subject to any corporate restriction (including any restriction set forth in its charter or Bylaws) or subject to any legal requirement or restriction that would have a Material Adverse Effect.

3.12 Taxes. All federal, state, local and other tax reports and returns which are required to be filed by Borrower and its Subsidiaries have been filed, except where extensions have been properly obtained, and Borrower and its Subsidiaries have paid or made adequate provision for all taxes, interest and penalties shown to be due and payable on such returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any governmental authority, including, without limitation, all payroll withholding taxes, have been paid and no tax liens have been filed and no claims are being asserted with respect to any such taxes, fees or other charges.

3.13 Regulation U, Etc. Neither Borrower nor any of its Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (within the respective meanings of each of the quoted terms under Regulations U, T, or X of the Board of Governors of the Federal Reserve System and any successors thereto as now and from time to time hereafter in effect), and the proceeds of any Loan hereunder shall not be used for "purchasing" or "carrying" any "margin stock" as so defined, or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation U of the Federal Reserve Board.

3.14 ERISA. The Borrower, all Commonly Controlled Entities, and all their Plans are and have been in substantial compliance with the provisions of, to the extent applicable, ERISA, the qualification requirements of IRC Section 401(a), and the published interpretations thereunder. No notice of intent to terminate any such Plan has been filed under Section 4041 of ERISA, nor has any such Plan been terminated under Section 4041(e) of ERISA which resulted in substantial liability to Borrower or any of its Commonly Controlled Entities. The PBGC has not instituted proceedings to terminate, or appoint a trustee to administer, any such Plan and no event has occurred or condition exists which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer any such Plan. Neither Borrower nor any Commonly Controlled Entities would be liable for any amount pursuant to Sections 4063 or 4064 of ERISA if all such Plans terminated as of the most recent valuation dates of such Plans. Neither Borrower nor any Commonly Controlled Entities have: withdrawn from a Multiemployer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; or failed to make a payment to a Plan required under Section 302(f)(1) of ERISA such that security would have to be provided pursuant to Section 307 of ERISA. No lien upon the assets of Borrower or any of its Subsidiaries has arisen with respect to any such Plan. To the best knowledge of Borrower, no Prohibited Transaction or Reportable Event has occurred with respect to any such Plan. Borrower and each Commonly Controlled Entity has each made all contributions required to be made by them to any such Plan or Multiemployer Plan when due. There is no accumulated funding deficiency in any such Plan, whether or not waived.

3.15 Investment Company Act, Etc. Neither Borrower nor any of its Subsidiaries is an "investment company" registered or required to be registered under the Investment Company Act of 1940, or a company "controlled" (within the meaning of such Investment Company Act) by such an "investment company". Neither Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or to any other federal or state statute or regulation limiting its ability to incur indebtedness for money borrowed.

3.16 Indebtedness. Neither Borrower nor any of its Subsidiaries has any Indebtedness of any type except Indebtedness incurred under this Agreement and that which is permitted under Section 5.1 of this Agreement. All credit and loan agreements, indentures, commitments, notes and other agreements, instruments and documents pursuant to which Borrower or any of it Subsidiaries, as the case may be, has incurred or has the right to borrow or incur Indebtedness are set forth on Schedule 5.1.

3.17 Contingent Liabilities. Except as set forth in Schedule 5.2, neither Borrower nor any of its Subsidiaries has any material Contingent Liabilities.

3.18 Chief Place of Business; Locations of Books and Records; Locations of Assets. The chief executive office of Borrower is located at 342 Lakeside Drive, Foster, City, California, and all books and records of Borrower are located at that address, and the Borrower and its Subsidiaries have no property located at any other location, except as set forth on Schedule 3.18.

3.19 Laws Including Environmental and Safety Matters. Borrower and each of its Subsidiaries is in compliance in all material respects with all laws, statutes, rules, regulations ordinances, orders of court or other governmental authorities, and other valid requirements of governmental authorities applicable to it including, without limitation, all environmental, health and safety statutes and regulations and specifically the Federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act, the Federal Clean Water Act, the Clean Air Act, the requirements and regulations of the Nuclear Regulatory Commission, the Federal Occupational Safety and Health Act and the Federal Food, Drug and Cosmetic Act, and the regulations promulgated thereunder. Neither Borrower nor any of its Subsidiaries is subject to any judicial or administrative proceedings alleging the violation of any applicable law or regulation which could reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any of its Subsidiaries is the subject of any federal, state or local investigation regarding, among other matters, the release of any Hazardous Material into the environment, the results of which could reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any of its Subsidiaries has filed any notice under any applicable law indicating past or present treatment, storage, disposal, generation, transportation or reporting a spill or release into the environment of any Hazardous Material which could reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any of its Subsidiaries has placed or disposed of, used, generated or transported any Hazardous Material in violation of any applicable law or regulation, upon or over any real property owned or leased by Borrower and any of its Subsidiaries and neither Borrower nor any of its Subsidiaries has knowledge of such Hazardous Material on such real property.

3.20 Intellectual Property; Franchises; Permits. Except as set forth on Schedule 3.20 hereto, (a) the Borrower and its Subsidiaries own or license all material Intellectual Property necessary for the conduct of their business as presently conducted; (b) all material agreements pursuant to which the Borrower and its Subsidiaries license the manufacture, marketing or sale of products employing its Intellectual Property, and all non- governmental permits and franchises material to the proper conduct of their business, are in full force and effect; (c) no claims, demands, suits, or proceedings are pending or, to the knowledge of the Borrower and its Subsidiaries, threatened which might impair their rights in any material Intellectual Property used in the conduct of their business or any material agreement relating thereto; and (d) the Borrower and its Subsidiaries have not infringed (without any license therefor) any Intellectual Property of any other Person, and the present conduct of the Borrower's and its Subsidiaries' business does not infringe any such rights in any way which would have a Material Adverse Effect.

3.21 Negative Pledges. Neither Borrower nor any of its Subsidiaries is a party to or bound by any agreement, indenture, or other instrument which prohibits the creation, incurrence or allowance to exist of any mortgage, deed of trust, pledge, lien, security interest or other encumbrance or conveyance upon Borrower's or any Subsidiary's properties, except as disclosed on Schedule 3.21 hereto or in favor of the Lender.

3.22 Full Disclosure. The financial statements referred to in Section 3.1, the Schedules hereto, the Loan Documents and any list, certificate, written statement, instrument, paper or other information furnished by Borrower to Lender in connection with the Loan Documents do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein and herein, in light of the circumstances in which they are made, not misleading.

ARTICLE 4. - AFFIRMATIVE COVENANTS

Borrower covenants and agrees that so long as any Commitment remains in effect, any Note remains outstanding and unpaid, in whole or in part, or any other amount is owing to Lender hereunder:

4.1 Financial Statements and Other Documents. Borrower shall furnish or cause to be furnished to Lender:

(a) Quarterly Financial Statements. As soon as available and in any event within 45 days after the end of each of the quarterly fiscal periods of the Borrower, Consolidated and consolidating statements of earnings, shareholders' equity, and cash flows of the Borrower and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related Consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such period, setting forth in each case in comparative form, the corresponding Consolidated and consolidating figures for the corresponding periods in the preceding fiscal year accompanied by a certificate of the chief financial officer of the Borrower, which certificate shall state that said Consolidated and consolidating financial statements present fairly in all material respects the Consolidated and consolidating financial position and results of operations of the Borrower and its Subsidiaries, in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments);

(b) Annual Financial Statements. As soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, audited Consolidated and consolidating statements of earnings, shareholders' equity and cash flows of the Borrower and its Subsidiaries for such fiscal year and the related audited Consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form, to the extent such figures appear therein, the corresponding Consolidated and consolidating figures for the preceding fiscal year, and accompanied by a audit report thereon of independent certified public accountants satisfactory to the Lender, which report shall state that said Consolidated and consolidating financial statements present fairly in all material respects the Consolidated and consolidating financial position and results of operations of the Borrower and its Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP, consistently applied;

(c) Periodic SEC Reports; Compliance Certificate. Simultaneously with the delivery of the financial statements required under Section 4.1(a) and (b) above, (i) a copy of the Borrower's Form 10-Q or 10-K filing made for the periods covered by such financial statements (provided that the Borrower may, in lieu of the delivery of such Form 10-Q or 10-K filing, request at such time that the Lender access publicly available copies of such filings and, in such case, the Borrower shall be required to deliver such Form 10-Q or 10-K filing only upon demand by the Lender in the event the Lender is unable to obtain such access through publicly available means), together with (ii) a properly completed Compliance Certificate as of the date of such financial statements, in the form attached as Exhibit B hereto;

(d) Other SEC Reports. Promptly upon their becoming available, copies of all (i) regular, periodic and special reports that the Borrower shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) pursuant to the Securities Exchange Act of 1934, as amended, (ii) financial statements, reports, notices or proxy or other statements sent to shareholders of the Borrower, and (iii) press releases and other statements generally made available by the Borrower to the public concerning material developments in the business of the Borrower;

(e) ERISA Notices. As soon as possible and in any event within five (5) days after any officer of Borrower obtains knowledge thereof: (i) notice of Borrower's failure to make any required payment to any Plan in sufficient amount to comply with ERISA and the Code on or before the due date for such payment; (ii) notice of the occurrence or expected occurrence of any "Reportable Event" under ERISA, "Prohibited Transaction" or "Accumulated Funding Deficiency" with respect to any Plan; and (iii) notice of receipt by Borrower of any notice (A) from a Multiemployer Plan regarding the imposition of withdrawal liability; or (B) of the institution, or expectancy of the institution, of any proceeding or any other action which may result in the termination of any Plan, or Borrower's withdrawal or partial withdrawal from any Plan;

(f) Notice of Default. Promptly after the Borrower knows that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Borrower has taken or proposes to take with respect thereto (a "Notice of Default");

(g) Projections; Management Letter. With the delivery of the Borrower's 10-K annual report, (a) the Borrower's quarterly projections (income statements and balance sheets) for the then current fiscal year of the Borrower, as approved by the Board of Directors of the Borrower and (b) a copy of any letter from the Borrower's auditors to Borrower's management prepared in connection with the audited financial statements of the Borrower; and

(h) Other Information. From time to time such other information regarding the property, operations, business, financial condition or prospects of the Borrower or any of its Subsidiaries as the Lender may reasonably request.

4.2 Existence; Compliance with Laws; Etc.. Borrower shall and shall cause each Subsidiary to:

(a) Corporate Existence. Preserve and keep in full force and effect its corporate existence and all franchises, licenses and permits material to the proper conduct of its business;

(b) Compliance with Applicable Laws. Comply with and duly observe all applicable laws, statutes, regulations, rules, ordinances, orders of court or governmental authorities, and requirements of governmental authorities the breach of which could reasonably be expected to have a Material Adverse Effect, except when contested with due diligence, in good faith and in proper proceedings. Borrower shall also pay and cause all of its Subsidiaries to pay all of their other Indebtedness and obligations promptly and in accordance with normal terms and trade practices.

(c) Payment of Taxes. File or cause to be filed all tax returns and reports which are required by law to be filed by it, and pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attached thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP.

(d) Records. Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP; and

(e) Access. Permit representatives of Lender, upon reasonable advance notice to the Borrower and during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its properties, including, without limitation, any Purchased Equipment, and to discuss its business and affairs with its officers, all to the extent reasonably requested by Lender.

4.3 Maintain Property. Borrower shall, and Borrower shall cause each of its Subsidiaries to, keep and maintain all property useful and necessary in its business in good operating condition and repair, ordinary wear and tear excepted.

4.4 Insurance. Borrower shall keep adequately insured by financially sound and responsible insurers (a) all property owned or leased by it and its Subsidiaries and all property of an insurable nature, such insurance to be in at least such amounts and covering loss or damage from at least such risks and hazards (including, without limitation, business interruption insurance and use and occupancy insurance) as are usually insured against in the same geographic areas by companies engaged in similar businesses, and (b) all liabilities of Borrower and its Subsidiaries for damage to property, death or bodily injury, including without limitation insurance required under all applicable workmen's compensation laws, and insurance for such liabilities resulting from, caused by or arising out of any product sold by any predecessor of Borrower or by Borrower or any Subsidiary, all such insurance to be in at least such amounts as are usually insured against by companies engaged in the same or similar businesses.

4.5 Notice of Material Events. Borrower will, promptly upon any officer of Borrower obtaining knowledge thereof, give notice to Lender of (i) any material casualty, loss or depreciation to any inventory or other property of Borrower or any Subsidiary or any litigation, investigation or other proceeding against or involving Borrower or any Subsidiary the result of any of which might have a Material Adverse Effect; (ii) any litigation, investigation (other than in the ordinary course of business), other proceeding or dispute affecting Borrower (A) which relates, in whole or in part, to any of the transactions contemplated by any of the Loan Documents, (B) which involves an amount in excess of $50,000, or (C) which may exist between Borrower or any Subsidiary and any governmental body; (iii) any release of any Hazardous Materials at any location owned or leased by Borrower or any Subsidiary or any investigation or proceeding by any governmental body alleging or relating to the violation by Borrower or any Subsidiary of any law or regulation; (d) any Series B Convertible Preferred Stock Event. If at any time the Borrower has reason to believe that a Series B Convertible Preferred Stock Event is reasonably likely to occur within the period of thirty (30) consecutive days thereafter, the Borrower shall give notice thereof to the Lender (a "Notice of Anticipation of Series B Convertible Preferred Stock Event"). Borrower will furnish to Lender from time to time all information which Lender shall reasonably request with respect to the status of any litigation, investigation, other proceeding or dispute to which Borrower is a party.

4.6 Deposit Accounts. Borrower shall maintain with Lender bank accounts to be used as its principal depository and operating account(s).

4.7 Eligible Liquid Collateral. The Borrower shall maintain and continue to maintain Eligible Liquid Collateral such that the Borrowing Base is at all times equal to or in excess of the sum of: (i) the outstanding principal amount of Term Loans; plus (ii) Hedging Exposure. Although the Lender will mark-to-market the Eligible Liquid Collateral on a daily basis, the Borrower is obligated, with or without notice from the Lender, to ensure that it continuously and without delay maintains sufficient Eligible Liquid Collateral to comply with this Section 4.7.

ARTICLE 5. - NEGATIVE COVENANTS

Borrower covenants and agrees that, so long as any Commitment is in effect, any Note remains outstanding and unpaid, in whole or in part, or any other amount is owing to Lender hereunder, Borrower will not, directly or indirectly, and Borrower will not permit any of its Subsidiaries to:

5.1 Indebtedness. Create, incur, assume or allow to exist any Indebtedness, except:

(a) Loan Document Indebtedness. Indebtedness evidenced by the Note and any other Indebtedness owing to or held by Lender arising under any of the Loan Documents;

(b) Disclosed Indebtedness. Indebtedness of Borrower existing on the Initial Borrowing Date and disclosed in Schedule 5.1 (including, without limitation, all Capital Lease Obligations and purchase money financings existing on the Initial Borrowing Date); provided, however, that, without the prior written consent of Lender, none of such Indebtedness shall be renewed, extended or otherwise modified in any material respect and may be extended by Borrower only on substantially the same terms and conditions as in effect on the date hereof;

(c) Unsecured Current Liabilities. Unsecured current liabilities (not the result of borrowing) incurred in the ordinary course of business which are not evidenced by notes or instruments and which are not more than sixty (60) days overdue from the original due dates thereof (unless and to the extent only that any such liability is contested by Borrower in good faith by appropriate proceedings and adequate reserves have been set aside with respect thereto in accordance with GAAP);

(d) Additional Capital Leases and Purchase Money Financings. All Capital Leases and purchase money financings existing on the Initial Borrowing Date, in an amount not to exceed $2,411,803.77. The amount of each such Capital Lease or purchase money financing does not exceed 100% of the lesser of the cost or fair market value of such Capital Equipment (and Borrower agrees to furnish copies of the documentation for its outstanding Capital Leases and purchase money financings to Lender from time to time upon request);

(e) Indebtedness Among Subsidiaries. Indebtedness existing as of the date hereof and disclosed on Schedule 5.1 of (i) Subsidiaries of the Borrower to the Borrower, (ii) the Borrower to any of its Subsidiaries, or (iii) Subsidiaries to Subsidiaries, provided that any such Indebtedness of the Borrower to its Subsidiaries is subordinated as to payment of the Obligations in a manner satisfactory to Lender; and

(f) Approved Indebtedness. Indebtedness for borrowed money incurred after the Initial Borrowing Date with prior notice to and the written consent of Lender.

5.2 Contingent Liabilities. Except for Contingent Liabilities existing on the Initial Borrowing Date and disclosed on Schedule 5.2, create, incur, assume or allow to exist any Contingent Liabilities, except for Contingent Liabilities arising out of the endorsement of instruments for deposit or collection in the ordinary course of business.

5.3 Limitation on Liens. Create, incur, assume or allow to exist, any Lien upon any of its property, income or profits, whether now owned or held or hereafter acquired, including attachment, levy, garnishment or other judicial process relating to such property, except:

(a) Liens in existence on the date hereof and listed on Schedule 5.3 hereof;

(b) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower, in accordance with GAAP;

(c) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained or the books of the Borrower, in accordance with GAAP;

(d) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

(e) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(f) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of property or imperfections in title thereto that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

(g) Liens upon Capital Equipment to secure purchase money Indebtedness or Capital Lease of the Borrower or a Subsidiary permitted under Section 5.1(a); provided, that, (i) such Lien does not extend to or cover any other property of the Borrower or such Subsidiary and (ii) such Lien does not secure any Indebtedness other than the Indebtedness so incurred;

(h) Liens arising from or upon any judgment or award, provided that such judgment or award does not exceed $50,000 and is being contested in good faith by proper appeal proceedings, such judgment or award is not secured by any Lien which is not discharged within thirty (30) days, and only so long as execution thereon shall be stayed; and

(i) Liens now or hereafter granted to the Lender under the Loan Documents.

5.4 Mergers; Dissolution; Disposals; or Acquisitions. (a) Enter into any transaction of merger or consolidation or amalgamation; (b) liquidate, wind-up or dissolve itself; (c) convey, sell, issue, exchange, lease, assign, transfer or otherwise dispose of all or any material portion of its business or property or the business, property or stock of any Subsidiary (other than sales of inventory in the ordinary course of business and obsolete equipment or equipment no longer used or useful in the business of Borrower); or (d) without the prior written consent of the Lender, make any Investment in or purchase, lease or otherwise acquire all or any material portion of the business or property of any other Person or enter into any Joint Venture or any exclusive licensing agreement for any of its material Intellectual Property; provided, however, that notwithstanding the foregoing so long as no Default or Event of Default exists, the Borrower may enter into agreements, including licensing agreements, relating to the research, development, marketing and sale of its products and Intellectual Property in the ordinary course of its business and on reasonable and appropriate terms and conditions including the payment of fair and reasonable compensation to the Borrower.

5.5 Investments and Loans. Except as permitted by Section 5.1(e) make any Investment in or make any loan or other advances of money to any Person, including, without limitation, any Subsidiary, except for loans and advances to employees for salary, travel advances, advances against commissions and similar advances in the ordinary course of business or pursuant to the investment policy attached hereto as Schedule 5.5.

5.6 Dividends. Pay or set aside any amount to pay any Dividends, other than Permitted Redemptions.

5.7 Transactions with Affiliates. Enter into or be a party to any agreement or transaction with any Affiliate, except in the ordinary course of Borrower's business and pursuant to reasonable requirements of Borrower's business and upon fair and reasonable terms and conditions which are fully disclosed to Lender and are no less favorable to Borrower than would obtain in a comparable arm's length transaction with a person not an Affiliate of Borrower.

5.8 Negative Pledge. Directly or indirectly, enter into any agreement, indenture, or other instrument which prohibits the creation, incurrence or allowance to exist of any mortgage, deed of trust, pledge, lien, security interest or other encumbrance or conveyance upon any of Borrower's or its Subsidiaries' property, except for negative pledges in connection with Indebtedness incurred under Capital Leases and purchase money financings permitted under Section 5.1(d) hereof, provided that such negative pledges apply only to the Capital Equipment purchased or leased pursuant thereto and not to any other property.

5.9 Lines of Business. Engage to any significant extent, or permit any Subsidiary to engage to any significant extent, in any line or lines of business activity other than the biotechnology or pharmaceutical businesses.

ARTICLE 6. - CONDITIONS PRECEDENT

6.1 Conditions of Initial Extension of Credit. The obligation of Lender to make a Term Loan on the Initial Borrowing Date is subject to the satisfaction of the condition precedent that Lender shall have received on or before such date, the following items in form and substance satisfactory to Lender and its counsel executed where appropriate by a duly authorized officer of Borrower:

LOAN DOCUMENTS

(a) Credit Agreement. This Agreement;

(b) Term Note. The Term Note; and

(c) Pledge Agreement. The Pledge and Security Agreement.

CORPORATE DOCUMENTS:

(d) Corporate Resolutions. Copies of resolutions of the Board of Directors (and, if necessary, the Stockholders) of Borrower, authorizing the execution, delivery and performance of the Loan Documents to which Borrower is a party, and the transactions contemplated thereby, certified as of the Initial Borrowing Date by the Secretary/Clerk or Assistant Secretary/Clerk of Borrower (which certificate shall state that such resolutions have not been amended, modified, revoked or rescinded as of such date);

(e) Corporate Incumbency Certificate. Certificate of the Secretary/Clerk or Assistant Secretary/Clerk of Borrower, dated as of the Initial Borrowing Date, certifying the names and titles of the officers authorized to execute the Loan Documents to which Borrower is a party and any other documents related to any thereof, together with specimen signatures of such officers;

(f) Charter Documents. Copies of (i) the charter documents and all amendments thereto of Borrower, currently certified by the Office of the Secretary of State for the State of Delaware, and (ii) the By-Laws of Borrower certified as of the Initial Borrowing Date by the Secretary/Clerk or Assistant Secretary/Clerk of the Borrower;

(g) Legal Good Standing Certificates. For Borrower, a certificate of legal existence and good standing issued by the Office of the Secretary of State for the State of Delaware and a certificate of foreign qualification and good standing issued by the Secretary of State of each state of foreign qualification or authorization, all of which shall be dated currently;

(h) Tax Good Standing Certificates. For Borrower, a certificate of tax good standing currently dated from each jurisdiction in which such party is obliged to file tax returns and pay taxes (or, to the extent any such certificates are unobtainable, because it is not the practice of the taxing authority to issue such certificate, or because of time delays in the issuance of such certificate attributable to such taxing authority, a letter from Borrower's chief financial officer setting forth the nature of the tax obligation and the relevant jurisdiction, and certifying that all required returns have been duly filed and all required taxes shown thereon paid);

MISCELLANEOUS:

(i) UCC and Other Searches. Copies of UCC, tax lien, judgment, bankruptcy and other searches reasonably requested by Lender of all appropriate filing offices relating to the Borrower and its Subsidiaries;

(j) Terminations and Discharges. Termination Statements, mortgage discharges and other discharges of all Liens other than those permitted under Section 5.3 hereof;

(k) Legal Opinions. Written opinions of counsel for Borrower in form and content satisfactory to Lender, dated the Initial Borrowing Date, addressed to Lender and covering such matters related to the Borrower and the transactions contemplated hereby as Lender may request;

(l) Consents. Copies of all consents or approvals of any Person that may be required in connection with the transactions contemplated by the Loan Documents;

(m) Fees. Payment of the facility fee set forth in Section 2.7, together with the estimated fees and disbursements of Lender's counsel in connection with the Loan Documents and the transactions contemplated hereby; and

(n) Eligible Liquid Collateral. The acquisition of Eligible Liquid Collateral in the amounts required by Section 4.7 hereof.

(o) Additional Closing Agenda Items. Fulfillment, to Lender's satisfaction, of each of the additional items set forth on the closing agenda for this transaction.

6.2 Conditions of All Loans. The Lender's obligation to make any Loan is subject to the fulfillment of the following additional conditions precedent:

(a) Representations. The representations and warranties made by any party to any Loan Document (other than Lender) in any Loan Document or in any certificate, document or financial or other statement furnished at any time under or in connection therewith shall be true and correct in all material respects on and as of the Borrowing Date for such Loan as if made on and as of such date, provided that, if any such representation or warranty is expressly required herein or therein to be made only as of a specific date, such representation or warranty shall be true or correct as of such date;

(b) Eligible Liquid Collateral. The Borrower has prior to the making of such Loan acquired Eligible Liquid Collateral in the amounts required by Section 4.7 hereof (after giving effect to the proposed Loan) and continues as of the date of such Loan to maintain such Eligible Liquid Collateral in the amounts required by Section 4.7 hereof (after giving effect to the proposed Loan).

(c) No Default. No Default or Event of Default shall have occurred and be continuing on the Borrowing Date for such Loan either before or after giving effect to the Loan made on such date; and

(d) No Material Adverse Effect. There shall have occurred no event or change in circumstances having a Material Adverse Effect since the date of the most recent financial statements delivered by Borrower to Lender.

Each request for a Loan by Borrower hereunder shall constitute a representation and warranty by Borrower as of the date of such request or application that the conditions contained in paragraphs (a) through (c) of this Section 6.2 have been satisfied.

ARTICLE 7. - EVENTS OF DEFAULT

7.1 Events of Default. The occurrence of any of the following shall constitute an Event of Default:

(a) Failure of Payment. If Borrower fails to pay any principal, interest or other amount due, under this Agreement or with respect to any Loan on the date due (whether on a scheduled payment date or otherwise) and in the manner provided herein;

(b) Misstatements. If any representation, warranty or other statement made herein or in any other Loan Document or otherwise in writing by or on behalf of Borrower or any Subsidiary in connection herewith proves to be or to have been incorrect or misleading in any material respect as of the date at which it is made or deemed to be made;

(c) Performance of other Covenants. If Borrower defaults in the due performance or observance of:

(i) any covenant contained in Sections 4.1, 4.2(a), 4.2(e), 4.4, 4.5, 4.6, 4.7 or Article 5; or

(ii) any other covenant, condition or provision to be performed or observed by it hereunder or under any of the Loan Documents (other than a payment or covenant default the performance or observance of which is dealt with specifically elsewhere in this Section 7.1) and the breach of such other provision is not cured to Lender's satisfaction within fifteen (15) days after the sooner to occur of Borrower's receipt of notice of such breach from Lender or the date on which such failure or neglect first becomes known to any officer of Borrower.

(d) Other Indebtedness. If Borrower or any Subsidiary defaults, which default continues after any applicable grace or cure period, in any payment of principal of or interest on any Indebtedness for borrowed money in excess of $200,000, including, without limitation, on any Capital Lease or any other default occurs with respect to any Indebtedness for borrowed money in excess of $200,000 giving the holder thereof the right to accelerate the payment thereof or require such Indebtedness to be paid before its stated maturity or before any regularly scheduled date of prepayment;

(e) Material Contracts. Any default occurs under any material contract of Borrower or any Subsidiary which default gives any other party to such contract the right to terminate such contract or exercise remedies and such termination or remedies are reasonably likely to have a Material Adverse Effect;

(f) Judgments. If Borrower or any Subsidiary permits any judgment against it in excess of 200,000 to remain undischarged for a period of more than fifteen (15) days unless during such period such judgment is effectively stayed or bonded, on appeal or otherwise;

(g) Levy, Attachments. If any levy, seizure, attachment, execution or similar process shall be issued on any of the Borrower's or its Subsidiaries' cash, accounts or any material property;

(h) Voluntary Bankruptcy. If Borrower or any Subsidiary (i) commences a voluntary case under the Bankruptcy Code (as now or hereafter in effect); or (ii) files a petition or commences any case, proceeding, or action in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition, readjustment of its debts or any other relief under any other bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or similar act or law of any jurisdiction, now or hereafter existing; or (iii) takes any action indicating its consent to, approval of, or acquiescence in, any such case, proceeding or other action; or (iv) applies for a receiver, trustee or custodian of it or for all or a substantial part of its property; or (v) makes an assignment for the benefit of creditors; or (vi) is unable to pay its debts as they mature or admits in writing such inability; or (vii) is adjudicated insolvent or bankrupt;

(i) Involuntary Bankruptcy. (i) If there is commenced against Borrower or any Subsidiary (1) an involuntary case under the Bankruptcy Code (as now or hereafter in effect); or (2) any case or proceeding or any other action in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition, readjustment of its debts or any other relief under any other bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or similar act or law of any jurisdiction, now or hereafter existing, or seeking appointment of a receiver, trustee or custodian of Borrower or any Subsidiary or for all or a substantial part of the property of either of them, and any of the foregoing cases, proceedings, or actions is not dismissed within forty-five (45) days; or (ii) if an order, judgment or decree approving any of the foregoing is entered or a warrant of attachment, execution or similar process against any substantial part of the property of Borrower or any Subsidiary is issued, and such order, judgment, decree, warrant, execution or similar process is not vacated or stayed within forty-five (45) days; or (iii) if an order for relief under the Bankruptcy Code (as now or hereafter in effect) is entered against Borrower or any Subsidiary;

(j) Change in Control of Borrower. A Change in Control shall occur;

(k) Material Adverse Effect. Any event or change in circumstances having a Material Adverse Effect; or

(l) Series B Convertible Preferred Stock Event. A Series B Convertible Preferred Stock Event shall occur.

7.2 Lender's Remedies. Upon the occurrence and during the continuance of any such Event of Default, Lender may, at Lender's option, immediately exercise one or more of the following rights: (a) declare all obligations of Lender to Borrower, including, without limitation, the Commitments to be terminated, whereupon such obligations shall immediately terminate; (b) declare all obligations of Borrower to Lender, including, without limitation, the Loans and all other amounts owing under this Agreement and the Note to be immediately due and payable, whereupon they shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and (c) exercise any and all rights and remedies of the Lender under Section 10 of the Pledge Agreement; provided, however, that upon the occurrence of any such Event of Default specified in Sections 7.1(h) or 7.1(i), the Commitments shall immediately terminate and all obligations of Borrower to Lender, including, without limitation, Loans and all other amounts owing under this Agreement and the Note shall immediately become due and payable without presentment, further demand, protest or notice of any kind, all of which are hereby expressly waived and the Lender may exercise any and all rights and remedies of the Lender under Section 10 of the Pledge Agreement.

7.3 Cross Default It is agreed by Borrower that any Event of Default under this Agreement will constitute an event of default under all Loans and all of the Loan Documents and all other agreements and evidences of Indebtedness between Borrower and Lender, whether now existing or hereafter executed and whether or not such is an event of default therein.

7.4 Setoff. Borrower hereby grants to Lender a lien, security interest and right of set off as security for all liabilities and obligations to Lender, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Lender or any entity under the control of Fleet Financial Group, Inc., or in transit to any of them. At any time, without demand or notice, Lender may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Loans. ANY AND ALL RIGHTS TO REQUIRE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOANS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDIT OR OTHER PROPERTY OF THE BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

ARTICLE 8. - MISCELLANEOUS

8.1 Notices. Except as otherwise specified herein, all notices to or upon the parties hereto shall be in writing (including teletransmissions), shall be given or made to the party to which such notice is required or permitted to be given or made under this Agreement at the address or telecopier number set forth below or at such other address or telecopier number as any party hereto may hereafter specify to the others in writing, and (unless otherwise specified herein) shall be deemed delivered on receipt, if teletransmitted or delivered by hand, or three (3) Business Days after mailing, and all mailed notices shall be by registered or certified mail, postage prepaid:

If to Borrower to:

Cell Genesys, Inc.
342 Lakeside Drive
Foster City, CA 94404
Attention:  Chief Financial Officer
Fax No.:  (650) 572-1624

With a copy to:

Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA 94304-1050
Attention:  Herbert P. Fockler, Esquire
Fax No.:  (650) 496-4367

If to Lender to:

Fleet National Bank
High Technology Division
One Federal Street
Boston, MA 02110
Attention: Kimberly A. Martone, Managing Director
Fax No.: (617) 434-0819

With a copy to:

Brown, Rudnick, Freed & Gesmer, P.C.
One Financial Center
Boston, MA 02111
Attention: Andrew P. Strehle, Esquire
Facsimile No. (617) 856-8201

8.2 No Waiver of Rights. No failure to exercise nor any delay in exercising, on the part of Lender, any right, remedy, power or privilege under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege operate as a waiver of any further or complete exercise thereof. No waiver shall be effective unless in writing. No waiver or condonation of any breach on one occasion shall be deemed a waiver or condonation on any other occasion.

8.3 Obligations Absolute; Cumulative Remedies. All payments to be made by the Borrower to Lender hereunder and under the Note and other Loan Documents shall be absolute and unconditional and shall be made by Borrower to Lender at 100 Federal Street, Boston, Massachusetts 02110 or such other place as Lender may from time to time specify in writing in lawful currency of the United States of America in immediately available funds without counterclaim or setoff and free and clear of, and without any deduction or withholding for, any taxes or other payments. Each of the Loan Documents and the obligations of Borrower thereunder are in addition to and not in substitution for any other obligations or security interests now or hereafter held by Lender and shall not operate as a merger of any contract or debt or suspend the fulfillment of or affect the rights, remedies, powers, or privileges of Lender in respect of any obligation or other security interest held by it for the fulfillment thereof. The rights and remedies provided in the Loan Documents are cumulative and not exclusive of any other rights or remedies provided by law.

8.4 Successors. This Agreement shall be binding upon and inure to the benefit of Borrower, Lender and all future holders of the Note, and their respective successors and assigns, except that Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of Lender. Lender shall have the unrestricted right at any time or from time to time, and without Borrower's consent, to assign all or any portion of its rights and obligations hereunder to one or more banks or other financial institutions (each, an "Assignee"), and Borrower agrees that it shall execute, or cause to be executed, such documents, including without limitation, amendments to this Agreement and to any other documents, instruments and agreements executed in connection herewith as Lender shall deem necessary to effect the foregoing. In addition, at the request of Lender and any such Assignee, Borrower shall issue one or more new promissory notes, as applicable, to any such Assignee and, if Lender has retained any of its rights and obligations hereunder following such assignment, to Lender, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the Note held by Lender prior to such assignment and shall reflect the amount of the respective Commitments and Loans held by such Assignee and Lender after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by Lender in connection with such assignment, and the payment by Assignee of the purchase price agreed to by Lender, and such Assignee, such Assignee shall be a party to this Agreement and shall have all of the rights and obligations of Lender hereunder (and under any and all other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by Lender pursuant to the assignment documentation between Lender and such Assignee, and Lender shall be released from its obligations hereunder and thereunder to a corresponding extent. Lender may furnish any information concerning Borrower in its possession from time to time to prospective Assignees, provided that Lender shall require any such prospective Assignee to agree in writing to maintain the confidentiality of such information.

8.5 Participants. Lender shall have the unrestricted right at any time and from time to time, and without the consent of or notice to Borrower or any guarantor, to grant to one or more banks or other financial institutions (each, a "Participant") participating interests in Lender's obligation to lend under the Loan Documents and/or any or all of the loans held by Lender hereunder. In the event of any such grant by Lender of a participating interest to a Participant, whether or not upon notice to Borrower, Lender shall remain responsible for the performance of its obligations under the Loan Documents and Borrower shall continue to deal solely and directly with Lender in connection with Lender's rights and obligations hereunder and thereunder. Lender may furnish any information concerning Borrower in its possession from time to time to prospective participants, provided that Lender shall require any such prospective participant to agree in writing to maintain the confidentiality of such information.

8.6 Governing Law. This Agreement, the Note and other Loan Documents and the rights and obligations of the parties thereunder shall be construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts (without giving effect to laws applicable to conflicts or choice of law).

8.7 Submission to Jurisdiction; Waiver of Trial by Jury.

(a) BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON BORROWER BY MAIL AT THE ADDRESS SET FORTH ABOVE. BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT FORUM.

(b) THE BORROWER AND LENDER MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR LENDER TO ACCEPT THIS AGREEMENT AND MAKE THE LOANS.

8.8 Complete Agreement, Amendments. This Agreement, together with the Note and other Loan Documents is intended by the parties as the final, complete and exclusive statement of the transactions evidenced thereby. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superceded by this Agreement, together with the Note and other Loan Documents, and no party is relying on any promise, agreement or understanding not set forth in this Agreement, together with the Note and other Loan Documents. This Agreement and the other Loan Documents may not be amended or modified except by a written instrument describing such amendment or modification executed by Borrower and Lender.

8.9 Expenses. Borrower shall pay on demand all expenses of Lender in connection with the preparation, administration, default, collection, waiver or amendment of loan terms, or in connection with Lender's exercise, preservation or enforcement of any of its rights, remedies or options hereunder, including, without limitation, reasonable fees of outside legal counsel or the allocated costs of in-house legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, any claim or liability for any stamp, excise or other similar taxes and any penalties or interest with respect thereto that may be levied, collected, withheld or assessed by any jurisdiction in connection with the execution and delivery of the Loan Documents or any modification thereof, and any fees or expenses associated with travel or other costs relating to any appraisals or examinations conducted in connection with the loan or any collateral therefor, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including any default rate) and be an obligation secured by any collateral. This covenant shall survive payment of the Loans and termination of this Agreement. Borrower hereby authorizes Lender to debit Borrower's accounts if Borrower fails to pay such amount promptly after demand.

8.10 Indemnification. Borrower agrees to indemnify and hold Lender harmless from and against any and all loss, liability, obligations, damages, penalties, judgments, actions, investigations, claims, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) now or in the future incurred by or asserted against Lender by any Person arising out of or in connection with any past, present, or future action or inaction by Lender or Borrower in connection with any Loan Document, or any transaction contemplated thereby, except any action or inaction arising out of Lender's gross negligence or willful misconduct as determined by a court of competent jurisdiction in an order binding on Lender and not subject to appeal.

8.11 Survival of Agreements. All covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making of Loans and the execution and delivery to Lender of the Note and shall continue in full force and effect so long as any Note is outstanding and unpaid or this Agreement remains in effect. All agreements, obligations and liabilities of Borrower under this Agreement concerning the payment of money to Lender, other than the obligation to pay principal of and interest on Loans, shall survive the payment in full of Loans and termination of this Agreement.

8.12 Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.13 Descriptive Headings. The Table of Contents and the captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

8.14 Counterparts. This Agreement may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.15 Pledge to Federal Reserve. Lender may at any time pledge all or any portion of its rights under the Loan Documents including any portion of the Note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or enforcement thereof shall release Lender from its obligations under any of the Loan Documents.

8.16 Lost Note. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other Loan Documents which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon receipt of an affidavit of surrender and cancellation of such Note or other Loan Document, Borrower will issue, in lieu thereof, a replacement Note or other Loan Document in the same principal amount thereof and otherwise of like tenor.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as an instrument under seal by their respective duly authorized officers as of the date first written above.

WITNESS:	CELL GENESYS, INC.

___________________________	By: __________________________________
Name: _______________________________
Title: _______________________________

FLEET NATIONAL BANK

___________________________	By: _________________________________
Name: Kimberly A. Martone
Title: Managing Director

SCHEDULE 1

Definitions

"Abgenix Sale Tax Liability" - (i) for the period from the Initial Closing Date to (but not including) February 15, 2002, the amount from time to time equal to fifteen percent (15%) of the market value of the Borrower's equity interests in publicly-traded common stock of Abgenix, Inc., a Delaware corporation; and (ii) for the period from and after February 15, 2002, the amount selected by the Lender in its sole discretion (provided that the Lender agrees to communicate with the Borrower in good faith prior to February 15, 2002 regarding the selection of such amount).

"Accumulated Funding Deficiency" - the amount referred to by such term as defined in Section 302(a)(2) of ERISA.

"Affiliate" - as to any Person (a) any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any other Person who is an officer or director of such Person, or (c) any Person described in clause (a) above (other than any Subsidiary all of the capital stock of which is owned by Borrower).

"Authorized Representative" - any person holding the position of President, Vice President, Treasurer or Secretary of the Borrower at any time.

"Bankruptcy Code" - The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. 101, et seq.

"Borrowing Date" - the Business Day on which any Loan is made.

"Borrowing Base" -

(a) During a Level I Period, the sum of:

(i) the value of the Eligible Liquid Collateral;

LESS

(ii) Hedging Exposure.

(b) During a Level II Period, the sum of:

(i) the sum of:

(A) 100% of Eligible Liquid Collateral consisting of cash;

PLUS

(B) 100% of Eligible Liquid Collateral consisting of certificates of deposit with maturities of 365 days or less from the date of acquisition issued by Lender;

PLUS

(C) 90% of Eligible Liquid Collateral consisting of securities with maturities of 180 days or less from the date of acquisition issued or fully guaranteed or insured as to payment of principal and interest by the United States Treasury;

PLUS

(D) 80% of Eligible Liquid Collateral consisting of securities with maturities of 180 days or less from the date of acquisition issued or fully guaranteed or insured as to payment of principal and interest, other than those consisting of United States Treasury obligations;

PLUS

(E) 70% of Eligible Liquid Collateral consisting of senior unsecured bonds of a domestic corporate issuer rated at least A by a rating agency acceptable to the Lender with maturities of 180 days or less from the date of acquisition.

LESS

(ii) Hedging Exposure.

"Borrowing Limit" - the lesser of the Term Loan Limit or the Borrowing Base.

"Business Day" - any day other than a Saturday, Sunday or day on which shall be in the Commonwealth of Massachusetts a legal holiday or a day on which banking institutions in Boston, Massachusetts are required or authorized to close.

"Capital Asset" - an asset that in accordance with GAAP is required or permitted to be depreciated or amortized on Borrower's balance sheet.

"Capital Equipment" - equipment that in accordance with GAAP is required or permitted to be depreciated or amortized on Borrower's balance sheet.

"Capital Expenditures" - for any period, the sum of (i) all expenditures that, in accordance with GAAP, are required to be included in land, property, plant or equipment or similar fixed asset account (whether involving real or personal property) and (ii) Capital Lease Obligations incurred during such period (excluding renewals of Capital Leases).

"Capital Lease" - any capital lease, conditional sales contract or other title retention agreement relating to the acquisition of Capital Equipment.

"Capital Lease Obligations" - the aggregate capitalized amount of the obligations of Borrower under all Capital Leases.

"Cash Equivalents" - any interest bearing investment of Borrower which meets the definition of a "cash equivalent" under GAAP (i.e., purchased with a remaining maturity of 90 days or less). Such investments shall be at least investment grade (A1/P1 for commercial paper, BBB or better for bonds and similar investments).

"Certificate of Designations" - that certain Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Cell Genesys, Inc. dated November 13, 1997 that is attached as Exhibit A to the Securities Purchase Agreement dated as of November 13, 1997 by and among the Borrower and the investors listed on the Schedule of Buyers attached thereto, in the form attached to the Borrower's filing on form 8-K dated November 14, 1997, without any amendment or supplement thereto or modification thereof.

"Change in Control" - at any time that any Person, together with the affiliates and associates of such Person within the meaning of Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall acquire beneficial ownership within the meaning of Rule 13d of the Exchange Act of thirty-five (35%) percent or more of the voting stock or total equity of the Borrower, or if a change in the Board of Directors of Borrower in which the individuals who constituted the Board of Directors at the beginning of the two (2) year period immediately preceding such change (together with any other director whose election by the Board of Directors was approved by at least two-thirds of the directors then in office at the beginning of such period) cease for any reason to constitute a majority of the directors of the Borrower then in office.

"Commitments" - the Term Loan Commitment.

"Commonly Controlled Entity" - an entity, whether or not incorporated, which is under common control with Borrower within the meaning of Section 414(b) or (c) of the IRC.

"Consolidated" - when used with reference to any term, that term as applied to the accounts of the Borrower and all of its Subsidiaries, consolidated in accordance with GAAP.

"Contingent Liability" - any obligation of Borrower guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly.

"Default" - any event specified in Article 7, whether or not any requirement for the giving of notice or lapse of time or any other condition has been satisfied.

"Dividends" means, for any applicable period, the aggregate of all amounts paid or payable (without duplication) as dividends (exclusive of dividends payable solely in capital stock of Borrower), distributions or owner withdrawals with respect to Borrower's shares of capital stock, whether now or hereafter outstanding and includes any purchase, redemption or other retirement of any shares of the Borrower's stock, directly or indirectly.

"Dollars" and "$" - lawful money of the United States. Any reference to payment means payment in lawful money of the United States in immediately available funds.

"Eligible Liquid Collateral" - each of the following:

(a) cash;

(b) securities with maturities of 180 days or less from the date of acquisition issued or fully guaranteed or insured as to payment of principal and interest by the United States or any agency thereof;

(c) senior unsecured bonds of a domestic corporate issuer rated at least A- or the equivalent by a rating agency acceptable to the Lender with maturities of two years or less from the date of acquisition; and

(d) certificates of deposit with maturities of 365 days or less from the date of acquisition issued by Lender in each case only to the extent: (i) held by the Lender, (ii) subject to the Lender's first priority, perfected, valid, and enforceable lien and security interest to secure the Obligations, (iii) immediately available to the Borrower, and (iv) not subject to any restriction on their use.

"ERISA" - the Employee Retirement Income Security Act of 1974, as amended from time to time, including all regulations promulgated under such Act.

"Event of Default" - any event specified in Article 7, provided that any requirement for the giving of notice or lapse of time or any other condition has been satisfied.

"GAAP" - those generally accepted accounting principles set forth in Statements of the Financial Accounting Standards Board and in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or which have other substantial authoritative support in the United States and are applicable in the circumstances, as applied on a consistent basis. As used in the preceding sentence "consistent basis" shall mean that the accounting principles observed in the current period are comparable in all material respects to those applied in the preceding period.

"Hazardous Material" - any hazardous waste, toxic substance hazardous chemical, radioactive material, hazardous material, oil or gasoline, under any applicable federal or state statute, county or municipal law or ordinance, including (without limitation) any substance defined as a "hazardous substance" or "toxic substance" (or comparable term) in the Comprehensive Environmental Response, Compensation and Liability Act, as amended (42 U.S.C. 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. 1802), or the Resource Conservation and Recovery Act (42 U.S.C. 6901, et seq.).

"Hedging Obligations" - liabilities of the Borrower under any interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, or any other agreements or arrangements between Lender and Borrower designed to protect the Borrower against fluctuations in interest rates or currency exchange rates.

"Hedging Exposure" - at any time, the maximum liabilities as determined by the Lender that then exist or that could arise thereafter under any then-existing interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, or any other agreements or arrangements between Lender and Borrower designed to protect the Borrower against fluctuations in interest rates or currency exchange rates. If there are no such agreements or arrangements between Lender and Borrower as of a date, then the Hedging Exposure as of such date shall be $-0-.

"Indebtedness" - with respect to any Person, any item that would properly be included as a liability on the liability side of a balance sheet of such Person as of any date as of which Indebtedness is to be determined and includes (but is not limited to) (a) all obligations for borrowed money including all Loans, (b) all obligations evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations to pay the deferred purchase price of property or services, (d) all Capital Lease Obligations, (e) all Contingent Liabilities, and (e) all obligations in respect of advances made or to be made under letters of credit issued for such Person's account and in respect of acceptances of drafts drawn by such Person.

"Initial Borrowing Date" - the date of this Agreement.

"Intellectual Property" - shall mean "Intellectual Property," as defined in Section 101(35A) of the Bankruptcy Code, now or hereafter owned by Borrower or any of its Subsidiaries, together with all of the following property now or hereafter owned by Borrower or any of its Subsidiaries: all domestic and foreign patents and patent applications; inventions, discoveries and improvements, whether or not patentable; trademarks, trademark applications and registrations; service marks, service mark applications and registrations; copyrights, copyright applications and registrations; all licenses therefor; trade secrets and all other proprietary information.

"Investment" - any transfers of property to, contribution to capital of, acquisition of stock, other securities or evidences of indebtedness of, acquisition of businesses of, or acquisition of property of, any Person, other than in the ordinary course of business.

"IRC" - the Internal Revenue Code of 1986, as amended from time to time and including all regulations promulgated thereunder.

"Joint Venture" - a single-purpose corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by Borrower or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

"Lien" - any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance (including, without limitation, any easement, right-of-way, zoning or similar restriction or title defect), lien (statutory or other) or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction).

"Level I Period" shall mean:

(a) the period from the Initial Borrowing Date to but excluding the earliest to occur of (i) the first Reporting Date following the Initial Borrowing Date; or (ii) the Borrower's delivery of a Notice of Anticipation of Series B Convertible Preferred Stock Event; and

(b) the Business Day on which a senior financial officer of the Borrower shall have delivered to the Lender a Compliance Certificate, together with the related financial statements referred to in Section 4.1(c) hereof, demonstrating in reasonable detail that the Modified Quick Ratio, as of the last day of the fiscal quarter of the Borrower most recently ended, is greater than or equal to 1.5 to 1.0, to but excluding the earliest to occur of: (i) the next succeeding Reporting Date; or (ii) the Borrower's delivery of a Notice of Anticipation of Series B Convertible Preferred Stock Event.

"Level II Period" shall mean any period, other than a Level I Period.

"Loan" or "Loans" - any Term Loan.

"Loan Documents" - this Agreement, the Term Note, the Pledge Agreement, and all other instruments and documents executed in connection with the Indebtedness covered hereby and thereby.

"Material Adverse Effect" - means a material adverse effect, as reasonably determined by the Lender, on (a) the property, business, operations, financial condition, liabilities or capitalization of Borrower or of Borrower and its Subsidiaries taken as a whole; or (b) the validity or enforceability of any of the Loan Documents.

"Modified Quick Ratio" - as of any date, the ratio of: (a) the sum of (i) the Borrower's Unrestricted Cash; plus (ii) the market value of the Borrower's equity interests in publicly-traded common stock of Abgenix, Inc., a Delaware corporation; divided by (b) the sum of: (i) the Borrower's Indebtedness; less (ii) Indebtedness of the Borrower that is subordinated to the Obligations in a manner satisfactory to the Lender; less (iii) the Borrower's deferred income; less (iv) the Borrower's deferred taxes; plus (v) Abgenix Sale Tax Liability.

"Multiemployer Plan" - a Plan which is a multiemployer plan as defined in Section 3(37)(A) of ERISA or Section 414(f) of the IRC.

"Note" - the Term Note.

"Notice of Anticipation of Series B Convertible Preferred Stock Event" - as defined in Section 4.5.

"Obligations" means all loans, advances, interest, fees, debts, guaranties, liabilities, obligations (including, without limitation, the Loans, Hedging Obligations, and contingent obligations under guarantees), agreements, undertakings, covenants and duties owing or to be performed or observed by Borrower to or in favor of Lender, of every kind and description (whether or not evidenced by any note or other instrument; for the payment of money; arising out of the Loans, this Agreement or any other agreement between Lender and Borrower or any other instrument of Borrower in favor of Lender; arising out of or relating or similar to transactions described herein; or contemplated as of the Initial Borrowing Date), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including without limitation all interest, fees, charges, and amounts chargeable to Borrower under this Agreement.

"PBGC" - the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

"Permitted Redemptions" - redemptions pursuant to Section 3(a), Section 3(b), and Section 4(a) of the Certificate of Designations of the Borrower's Series B Convertible Preferred Stock, so long as there is no Event of Default that has occurred and is continuing, provided, however, that the aggregate amount of Permitted Redemptions shall not exceed $17,000,000.

"Person" - an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

"Plan" - any pension plan, as defined in Section 3(2) of ERISA and any welfare plan, as defined in Section 3(1) of ERISA, which is sponsored, maintained or contributed to by Borrower or any Commonly Controlled Entity, or in respect of which Borrower or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

"Pledge Agreement" - the Pledge Agreement in the form of Exhibit C hereto, as it may be amended, supplemented or otherwise modified, from time to time.

"Prohibited Transaction" - any of the transactions set forth in Section 406 of ERISA to the extent not exempt under Section 408 of ERISA.

"Purchased Equipment" - the equipment, fixtures, and leasehold improvements located at the Borrower's premises at 24570 Clawiter Road, Hayward, California 94545 and 24590 Clawiter Road, Hayward, California 94545 that: (i) consist of Capital Assets; and (ii) have been purchased by Borrower during the period commencing on the date twelve (12) months before the Initial Borrowing Date and ending on the last day of the Term Loan Commitment Period.

"Purchased Equipment Cost" - the amount paid by Borrower to purchase the Purchased Equipment.

"Reportable Event" - any of the events set forth in Section 4043(b) of ERISA.

"Reporting Date" - the first to occur of (i) the Business Day that the Lender receives a Compliance Certificate of the Company providing the information required to determine whether a period is a Level I Period or Level II Period; or (ii) the first Business Day after the date on which the quarterly or annual financial statement and Compliance Certificate is required to be delivered to the Lenders pursuant to Section 4.1(c) of this Agreement.

"Series B Convertible Preferred Stock Event" - The occurrence of any of the following:

(a) a Major Transaction (as such term is defined when used in the Certificate of Designations);

(b) a Triggering Event (as such term is defined when used in the Certificate of Designations);

(c) the lapse of the Registration Statement (as such term is defined when used in the Certificate of Designations) for any reason (including, without limitation, the issuance of a stop order) or the Registration Statement (as such term is defined when used in the Certificate of Designations) being unavailable to the holder of the Preferred Shares (as such term is defined when used in the Certificate of Designations) for sale of the Registrable Securities (as such term is defined when used in the Certificate of Designations) in accordance with the Registration Statement;

(d) the failure of the Common Stock (as such term is defined when used in the Certificate of Designations) to be listed on the Nasdaq National Market, The New York Stock Exchange, Inc., or the American Stock Exchange, Inc.;

(e) the delivery of a Notice of Major Transaction (as such term is defined when used in the Certificate of Designations);

(f) the delivery of a Notice of Redemption at Option of Buyer Upon Major Transaction (as such term is defined when used in the Certificate of Designations);

(g) the delivery of a Notice of Triggering Event (as such term is defined when used in the Certificate of Designations);

(h) the receipt of a Notice of Redemption at Option of Buyer Upon Triggering Event (as such term is defined when used in the Certificate of Designations);

(i) the receipt of a Notice of Conversion (as such term is defined when used in the Certificate of Designations) at a time when any of the events listed in clauses (x), (y), or (z) of Section 4 of the Certificate of Designations has occurred;

(j) the delivery of an Inability to Fully Convert Notice (as such term is defined when used in the Certificate of Designations); or

(k) the receipt of a Notice in Response to Inability to Convert (as such term is defined when used in the Certificate of Designations).

"Subordinated Debt" - Indebtedness of Borrower and its Subsidiaries that by its terms is fully subordinated to the payment and enforcement of the Loans in a manner satisfactory to the Lender.

"Subsidiary" - with respect to any Person, any corporation, partnership, trust or other organization, whether or not incorporated, the majority of the voting stock or voting rights of which is owned or controlled, directly or indirectly, by such Person.

"Term Loan" - any loan made pursuant to Section 2.1.

"Term Loan Commitment" - the commitment by the Lender to make Term Loans pursuant to Section 2.1.

"Term Loan Commitment Period" - the period from and including the Initial Borrowing Date to and including December 31, 2002.

"Term Loan Limit" - $60,000,000, or such lesser amount as reduced by Borrower in accordance with Section 2.6.

"Term Note" - a promissory note of Borrower made to evidence the Term Loans in the form of Exhibit A, as it may be amended, supplemented or otherwise modified, from time to time.

"Termination Date" - the earlier of (a) December 31, 2007, (b) the date set by the Borrower under Section 2.6(b), and (c) the date the Lender's commitment to make Loans is terminated pursuant to Section 7.2 of Article 7.

"Unrestricted Cash" - cash and Cash Equivalents of the Borrower that are readily available to Borrower and not subject to any limitation or restriction on their use by the Borrower.

#1070389 v\6 - 17100/185

NOTICE OF BORROWING

Date: ____ , ___

Fleet National Bank
100 Federal Street
Boston, Massachusetts 02110
Attention: High Tech Group

Re: Credit Agreement dated as of December __, 2001 (the "Credit Agreement"), between Cell Genesys, Inc. (the "Borrower") and Fleet National Bank

Ladies and Gentlemen:

The undersigned, Cell Genesys, Inc. (the "Borrower"), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.2 of the Credit Agreement, of the borrowing as a Term Loan specified below:

    The Business Day of the proposed borrowing is ________, __________.
    The aggregate amount of the proposed borrowing is $ _________ (minimum aggregate amount equal to $500,000 or in excess thereof).
    The borrowing is to be comprised of $ ______________ of [Variable Rate] [LIBOR] Advances (for LIBOR Advances, $5,000,000 minimum, or an integral of $1,000,000 in excess thereof).
    The duration of the Interest Period for the LIBOR Advances included in the borrowing shall be [30] [60] [90] days.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed borrowing, before and also after giving effect thereto and to the intended use of the Loan:

(a) The representations and warranties made by any party to any Loan Document (other than Lender) in any Loan Document or in any certificate, document or financial or other statement furnished at any time under or in connection therewith are true and correct in all material respects on and as of the Borrowing Date for such Loan as if made on and as of such date, provided that, if any such representation or warranty is expressly required in the Loan Document or therein to be made only as of a specific date, such representation or warranty was true or correct as of such date;

(b) The Borrower has prior to the making of such Loan acquired Eligible Liquid Collateral in the amounts required by Section 4.7 of the Credit Agreement (after giving effect to the proposed Loan) and continues as of the date of such Loan to maintain such Eligible Liquid Collateral in the amounts required by Section 4.7 of the Credit Agreement (after giving effect to the proposed Loan);

(c) No Default or Event of Default has occurred that is continuing;

(d) There has occurred no event or change in circumstances having a Material Adverse Effect since the date of the most recent financial statements delivered by Borrower to Lender; and

(e) Such Loan will not cause the aggregate outstanding amount of Term Loans to exceed the Borrowing Limit.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
CELL GENESYS, INC. By:____________________________ Title: _____________________________

NOTICE OF CONVERSION/CONTINUATION

Date: ____ , ___

Fleet National Bank
100 Federal Street
Boston, Massachusetts 02110
Attention: High Tech Group

Re: Credit Agreement dated as of December __, 2001 (the "Credit Agreement"), between Cell Genesys, Inc. (the "Borrower") and Fleet National Bank

Ladies and Gentlemen:

The undersigned, Cell Genesys, Inc. (the "Company"), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 3.1.1 of the Term Note of the [conversion] [continuation] of the Loans specified herein, that:

    The conversion/continuation date is _______, ____.
    The aggregate amount of the Loans to be [converted] [continued] is $______ (minimum aggregate amount equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof).
    The Loans are to be [converted into] [continued as] [LIBOR] [Variable Rate] Advances.
    [If applicable:] The duration of the Interest Period for the LIBOR Advances included in the [conversion] [continuation] shall be months.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed [continuation][conversion], before and also after giving effect thereto and to the intended use of the [continuation][conversion]:

(a) The representations and warranties made by any party to any Loan Document (other than Lender) in any Loan Document or in any certificate, document or financial or other statement furnished at any time under or in connection therewith are true and correct in all material respects on and as of the date of [continuation][conversion] as if made on and as of such date, provided that, if any such representation or warranty is expressly required in the Loan Document or therein to be made only as of a specific date, such representation or warranty was true or correct as of such date;

(b) The Borrower has prior to such [continuation][conversion] acquired Eligible Liquid Collateral in the amounts required by Section 4.7 of the Credit Agreement (after giving effect to the proposed [continuation][conversion]) and continues as of the date of such [continuation][conversion] to maintain such Eligible Liquid Collateral in the amounts required by Section 4.7 of the Credit Agreement (after giving effect to the proposed [continuation][conversion]);

(c) No Default or Event of Default has occurred that is continuing;

(d) There has occurred no event or change in circumstances having a Material Adverse Effect since the date of the most recent financial statements delivered by Borrower to Lender; and

(e) Such [continuation][conversion] will not cause the aggregate outstanding amount of Term Loans to exceed the Borrowing Limit.

CELL GENESYS, INC. By:____________________________ Title: _____________________________

#1073892 v\1 - strehlap - n0mc01!.doc� - 17100/85

TERM NOTE

$ 60,000,000.00	Boston, Massachusetts December 27, 2001

  Promise To Pay.

  FOR VALUE RECEIVED, CELL GENESYS, INC., a Delaware corporation, having an address at 342 Lakeside Drive, Foster City, California 94404 ("Borrower") promises to pay to the order of FLEET NATIONAL BANK, a national banking association, having an address at 100 Federal Street, Boston, Massachusetts 02110 ("Lender"), the principal sum of SIXTY MILLION DOLLARS ($60,000,000.00), or so much thereof as may be advanced as Term Loans from time to time under the Credit Agreement, defined below, with interest thereon, or on the amount thereof from time to time outstanding, to be computed, as hereinafter provided, on each advance from the date of its disbursement until such principal sum shall be fully paid. Interest and principal shall be payable as set forth in Section 4 below. The total principal sum, or the amount thereof outstanding, together with any accrued but unpaid interest, shall be due and payable in full on December 31, 2007, or earlier, as provided hereunder or in the Credit Agreement. All payments shall be in lawful money of the United States in immediately available funds.

  Credit Agreement.

  This Note is issued pursuant to the terms, provisions and conditions of a certain Credit Agreement between Borrower and Lender dated as of the date hereof (the "Credit Agreement"), as amended from time to time, and evidences the Term Loans made pursuant thereto. Capitalized terms used herein which are specifically defined herein shall have the meanings assigned to such terms herein, and capitalized terms which are not otherwise specifically defined shall have the same meaning herein as in the Credit Agreement.

  Interest Rates.

    Borrower's Options. Principal amounts outstanding hereunder shall bear interest at the following rates, at Borrower's selection, subject to the conditions and limitations provided for in this Note: (i) Variable Rate or (ii) Applicable LIBOR Rate.

      Selection To Be Made. Borrower shall select, and thereafter may change the selection of, the applicable interest rate, from the alternatives otherwise provided for in this Note, by giving Lender a Notice of Rate Selection: (i) prior to the end of each Interest Period applicable to a LIBOR Advance, or (iii) on any Business Day on which Borrower desires to convert an outstanding Variable Rate Advance to a LIBOR Advance.

      Notice of Rate Selection. A "Notice of Rate Selection" shall be a written notice, given by cable, tested telex, telecopier (with authorized signature), or by telephone if immediately confirmed by such a written notice, from an Authorized Representative of Borrower which: (i) is irrevocable with respect to the interest rate, amount, and Interest Period selected; (ii) is received by Lender not later than 10:00 o'clock A.M. Eastern Time: (a) if a Applicable LIBOR Rate is selected, at least three (3) Business Days prior to the first day of the Interest Period to which such selection is to apply, (b) if a Variable Rate is selected, on the first day to which it applies; and (iii) as to each selected interest rate option, sets forth the aggregate principal amount(s) to which such interest rate option(s) shall apply and the Interest Period(s) applicable to each LIBOR Advance.

      If No Notice. If Borrower submits a borrowing request without a Notice of Rate Selection, the Borrower authorizes the Lender in its discretion to (a) refuse to make the requested Term Loans, or (b) make such Term Loans as Variable Rate Advances. At the end of each applicable Interest Period, the applicable LIBOR Advance shall be converted to a Variable Rate Advance unless Borrower selects another option in accordance with the provisions of this Note.

    Telephonic Notice. Without in any way limiting Borrower's obligation to confirm in writing any telephonic notice, Lender may act without liability upon the basis of telephonic notice believed by Lender in good faith to be from Borrower prior to receipt of written confirmation. In each case Borrower hereby waives the right to dispute Lender's record of the terms of such telephonic Notice of Rate Selection in the absence of manifest error.

    Limits On Options. Each LIBOR Advance shall be in a minimum amount of $5,000,000.00 or an integral multiple of $1,000,000.00 in excess thereof. At no time shall there be outstanding a total of more than three (3) LIBOR Advances.

  Payment of Interest and Principal.

    Payment and Calculation of Interest. All interest shall be payable in arrears (i) on the last Business Day of each month (with respect to Variable Rate Advances) or (ii) on the last day of each Interest Period (with respect to LIBOR Advances) until the principal together with all interest and other charges payable with respect to the Loan Advances shall be fully paid. All computations of interest under this Note shall be made on the basis of a three hundred sixty (360) day year and the actual number of days elapsed. Each change in the Prime Rate shall simultaneously change the Variable Rate payable under this Note, without notice or demand. Interest at the Applicable LIBOR Rate shall be computed from and including the first day of the applicable Interest Period to, but excluding, the last day thereof.

    Principal. Term Loans shall be paid in twenty (20) quarterly installments, as follows: (x) the first nineteen (19) of which shall be payable on the last Business Day of each calendar quarter commencing on March 31, 2003 and in an amount equal to the quotient of (i) the aggregate principal amount of such Term Loans at the close of business on December 31, 2002 divided by (ii) twenty-seven (27) and (y) the twentieth (20th) installment shall be payable on December 31, 2007 and shall be in the then outstanding amount of such Term Loans.

    Business Days; Late Fee. If the entire amount of any required principal and/or interest is not paid in full within ten (10) days after the same is due, Borrower shall pay the Lender a late fee equal to five percent (5%) of the required payment.

    Prepayment. The Loan Advances or any portion thereof may be prepaid in full or in part at any time without premium or penalty with respect to Variable Rate Advances and, with respect to LIBOR Advances subject to a make-whole provision, as set forth in Section 4.7, and upon payment of the yield maintenance fee (as defined herein). Any partial prepayment of principal made prior to the occurrence of any Event of Default shall first be applied to any installment of principal then due and then be applied to the principal due in the reverse order of maturity, and no such partial prepayment shall relieve Borrower of the obligation to pay each subsequent installment of principal when due.

    Maturity. On the Maturity Date, all accrued interest, principal and other charges due with respect to the Loan Advances shall be due and payable in full and the principal balance and such other charges, but not unpaid interest, shall continue to bear interest at the Default Rate until so paid.

    Default Rate. Upon and during the continuance of an Event of Default, after the Maturity Date, or after judgment has been rendered on this Note, the unpaid principal of all Loan Advances shall, at the option of the Lender, bear interest at a rate which is four (4) percentage points per annum greater than that which would otherwise be applicable (the "Default Rate").

    Make Whole Provision. Borrower may prepay a LIBOR Advance only upon at least three (3) Business Days prior written notice to Lender (which notice shall be irrevocable), and any such prepayment shall occur only on the last day of the Interest Period for such LIBOR Advance. Borrower shall pay Lender, upon request of Lender, such amount or amounts as shall be sufficient (in the reasonable opinion of Lender) to compensate it for any loss, cost, or expense incurred as a result of: (i) any payment of a LIBOR Advance on a date other than the last day of the Interest Period for such LIBOR Advance; (ii) any failure by Borrower to borrow a LIBOR Advance on the date specified by Borrower's written notice; (iii) any failure by Borrower to pay a LIBOR Advance on the date for payment specified in Borrower's written notice. Upon the occurrence of any of the events set forth in items (i), (ii), or (iii) of the foregoing sentence, and without limiting the foregoing, Borrower shall pay to Lender a "yield maintenance fee" in an amount computed as follows: The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) (the "United States Treasury Security Rate") with a maturity date closest to the maturity date of the term chosen pursuant to the LIBOR Election (as defined below) as to which the prepayment is made, shall be subtracted from the Applicable LIBOR Rate in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the term chosen pursuant to the LIBOR Election as to which the prepayment is made. Said amount shall be reduced to present value calculated by using the number of days remaining in the designated term and using the above-referenced United States Treasury Security Rate and the number of days remaining in the term chosen pursuant to the LIBOR Election as to which the prepayment is made. The resulting amount shall be the yield maintenance fee due to Lender upon prepayment of any LIBOR Advance. Each reference in this paragraph to "LIBOR Election" shall mean the election by the Borrower to apply the Applicable LIBOR Rate to the Loan Advance, pursuant to a Notice of Rate Selection. If by reason of an Event of Default, Lender elects to declare the Obligations to be immediately due and payable, then any yield maintenance fee with respect to the Loan Advance shall become due and payable in the same manner as though Borrower had exercised such right of prepayment.

  Certain Definitions and Provisions Relating To Interest Rate.

    Applicable LIBOR Rate. The term "Applicable LIBOR Rate" means the per annum rate equal to the LIBOR Rate plus the Applicable Margin.

    Applicable Margin. One percent (1.0%) per annum.

    Business Day; Same Calendar Month. If any day on which a payment is due is not a Business Day, then the payment shall be due on the next day following which is a Business Day, unless, with respect to LIBOR Advances, the effect would be to make the payment due in the next calendar month, in which event such payment shall be due on the next preceding day which is a Business Day, and such extension of time (or reduction in time, as the case may be), shall be included in computing interest and fees in connection with such payment. Further, if there is no corresponding day for a payment in the given calendar month (i.e., there is no "February 30th"), the payment shall be due on the last Business Day of the calendar month.

    Dollars. The term "Dollars" or "$" means lawful money of the United States.

    Interest Period.

      The term "Interest Period" means with respect to each LIBOR Advance: a period of 30, 60, or 90 days, subject to availability, as selected, or deemed selected, by Borrower at least three (3) Business Days prior to the end of the current Interest Period or the commencement of the next Interest Period. Each such Interest Period shall commence on the Business Day so selected, or deemed selected, by Borrower and shall end on the numerically corresponding day in the month in which the Interest Period ends; provided, however: (i) if there is no such numerically corresponding day, such Interest Period shall end on the last Business Day of the applicable month, (ii) if the last day of such an Interest Period would otherwise occur on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day; but (iii) if such extension would otherwise cause such last day to occur in a new calendar month, then such last day shall occur on the next preceding Business Day.

      No Interest Period may be selected which would end beyond the Maturity Date.

    LIBOR Advance. The term "LIBOR Advance" means any principal outstanding under this Note which pursuant to this Note bears interest at the Applicable LIBOR Rate.

    LIBOR Rate. The term "LIBOR Rate" shall mean, as applicable to any LIBOR Advance, the rate per annum as determined on the basis of the offered rates for deposits in U.S. Dollars, for a period of time comparable to such LIBOR Advance which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two London Banking Days preceding the first day of such LIBOR Advance; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR Rate shall be the rate (rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point), determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such LIBOR Advance which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) London Banking Days preceding the first day of such LIBOR Advance as selected by Lender. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. Dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such LIBOR Advance offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two (2) London Banking Days preceding the first day of such LIBOR Advance. In the event that Lender is unable to obtain any such quotation as provided above, it will be deemed that the LIBOR Rate pursuant to a LIBOR Advance cannot be determined. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR Rate-based deposits of Lender then for any period during which such Reserve Percentage shall apply, the LIBOR Rate shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage. "Reserve Percentage" shall mean the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed on member banks of the Federal Reserve System against "Euro-currency Liabilities" as defined in Regulation D.

    Loan Advance. The term "Loan Advance" means any portion of principal outstanding under this Note.

    London Banking Day. The term "London Banking Day" means a Business Day on which dealings in Dollar deposits are carried on in the London interbank market and banks are open for business in London.

    Maturity Date. The term "Maturity Date" means the Termination Date.

    Prime Rate. The term "Prime Rate" means the variable per annum rate of interest so designated from time to time by Lender as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. Changes in the rate of interest resulting from changes in the Prime Rate shall take place immediately without notice or demand of any kind.

    Variable Rate. The term "Variable Rate" means a per annum rate equal at all times to the Prime Rate, with changes therein to be effective simultaneously with any change in the Prime Rate, without notice or demand.

    Variable Rate Advance. The term "Variable Rate Advance" means any principal amount outstanding under this Note which pursuant to this Note bears interest at the Variable Rate.

  Additional Provisions Related to Interest Rate Selection.

    Increased Costs. If, due to any one or more of: (i) the introduction of any applicable law or regulation or any change (other than any change by way of imposition or increase of reserve requirements already referred to in the definition of Applicable LIBOR Rate) in the interpretation or application by any authority charged with the interpretation or application thereof of any law or regulation; or (ii) the compliance with any guideline or request from any governmental central bank or other governmental authority (whether or not having the force of law), there shall be an increase in the cost to Lender of agreeing to make or making, funding or maintaining LIBOR Advances, including without limitation changes which affect or would affect the amount of capital or reserves required or expected to be maintained by Lender, with respect to all or any portion of the Loan Advances, or any corporation controlling Lender, on account thereof, then Borrower from time to time shall, upon written demand by Lender made within ninety (90) days of such increase in cost, pay Lender additional amounts sufficient to indemnify Lender against the increased cost. A certificate as to the amount of the increased cost and the reason therefor submitted to Borrower by Lender, in the absence of manifest error, shall be conclusive and binding for all purposes.

    Illegality. Notwithstanding any other provision of this Note, if the introduction of or change in or in the interpretation of any law, treaty, statute, regulation or interpretation thereof shall make it unlawful, or any central bank or government authority shall assert by directive, guideline or otherwise, that it is unlawful, for Lender to make or maintain LIBOR Advances or to continue to fund or maintain LIBOR Advances then, on written notice thereof and demand by Lender to Borrower, (a) the obligation of Lender to make LIBOR Advances and to convert or continue any Loan Advances as LIBOR Advances shall terminate and (b) Borrower shall convert all principal outstanding under this Note into Variable Rate Advances.

    Additional LIBOR Conditions. The selection by Borrower of an Applicable LIBOR Rate and the maintenance of Loan Advances at such rate shall be subject to the following additional terms and conditions:

      Availability. If, before or after Borrower has selected to take or maintain a LIBOR Advance, Lender notifies Borrower that:

      6.3.1.1. dollar deposits in the amount and for the maturity requested are not available to Lender in the London interbank market at the rate specified in the definition of Applicable LIBOR Rate set forth above, or

      6.3.1.2. reasonable means do not exist for Lender to determine the Applicable LIBOR Rate for the amounts and maturity requested,

      then the principal which would have been a LIBOR Advance shall be a Variable Rate Advance.

      Payments Net of Taxes. All payments and prepayments of principal and interest under this Note shall be made net of any taxes and costs resulting from having principal outstanding at or computed with reference to an Applicable LIBOR Rate. Without limiting the generality of the preceding obligation, illustrations of such taxes and costs are taxes, or the withholding of amounts for taxes, of any nature whatsoever including income, excise, interest equalization taxes (other than United States or state taxes based on the net income of Lender) as well as all levies, imposts, duties or fees whether now in existence or as the result of a change in or promulgation of any treaty, statute, regulation, or interpretation thereof or any directive guideline or otherwise by a central bank or fiscal authority (whether or not having the force of law) or a change in the basis of, or the time of payment of, such taxes and other amounts resulting therefrom.

    Variable Rate Advances. Each Variable Rate Advance shall continue as a Variable Rate Advance until the Maturity Date, unless sooner converted or prepaid, in whole or in part, to a LIBOR Advance, subject to the limitations and conditions set forth in this Note.

  Acceleration; Event of Default.

  Upon the occurrence and during the continuance of any Event of Default, Lender may, at Lender's option, immediately exercise one or more of the following rights: (a) declare all obligations of Lender to Borrower, including, without limitation, the Commitments to be terminated, whereupon such obligations shall immediately terminate; and (b) declare all obligations of Borrower to Lender, including, without limitation, the Loan Advances and all other amounts owing under the Credit Agreement and this Note to be immediately due and payable, whereupon they shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and (c) exercise any and all rights and remedies of the Lender under Section 10 of the Pledge Agreement provided, however, that upon the occurrence of any such Event of Default specified in Sections 7.1(h) or 7.1(i) of the Credit Agreement, the Commitments shall immediately terminate and all obligations of Borrower to Lender, including, without limitation, Loan Advances and all other amounts owing under the Credit Agreement and this Note shall immediately become due and payable without presentment, further demand, protest or notice of any kind, all of which are hereby expressly waived and the Lender may exercise any and all rights and remedies of the Lender under Section 10 of the Pledge Agreement.

  Certain Waivers, Consents and Agreements.

  Each and every party liable hereon or for the indebtedness evidenced hereby whether as maker, endorser, guarantor, surety or otherwise hereby: (a) waives presentment, demand, protest, suretyship defenses and defenses in the nature thereof; (b) waives any defenses based upon and specifically assents to any and all extensions and postponements of the time for payment, changes in terms and conditions and all other indulgences and forbearances which may be granted by the holder to any party now or hereafter liable hereunder or for the indebtedness evidenced hereby; (c) agrees to any substitution, exchange, release, surrender or other delivery of any security or collateral now or hereafter held hereunder or in connection with the Credit Agreement, or any of the other Loan Documents, and to the addition or release of any other party or person primarily or secondarily liable; (d) agrees that if any security or collateral given to secure this Note or the indebtedness evidenced hereby or to secure any of the obligations set forth or referred to in the Credit Agreement, or any of the other Loan Documents, shall be found to be unenforceable in full or to any extent, or if Lender or any other party shall fail to duly perfect or protect such collateral, the same shall not relieve or release any party liable hereon or thereon nor vitiate any other security or collateral given for any obligations evidenced hereby or thereby; (e) subject to the terms of the Credit Agreement, agrees to pay all costs and expenses incurred by Lender or any other holder of this Note in connection with the indebtedness evidenced hereby, including, without limitation, all reasonable attorneys' fees and costs, for the implementation of the Term Loans evidenced hereby, the collection of the indebtedness evidenced hereby and the enforcement of rights and remedies hereunder or under the other Loan Documents, whether or not suit is instituted; and (f) consents to all of the terms and conditions contained in this Note, the Credit Agreement, and all other instruments now or hereafter executed evidencing or governing all or any portion of the security or collateral for this Note and for such Credit Agreement, or any one or more of the other Loan Documents.

  Delay Not A Bar.

  No delay or omission on the part of the holder in exercising any right hereunder or any right under any instrument or agreement now or hereafter executed in connection herewith, or any agreement or instrument which is given or may be given to secure the indebtedness evidenced hereby or by the Credit Agreement, or any other agreement now or hereafter executed in connection herewith or therewith shall operate as a waiver of any such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed to be a bar to or waiver of the same or of any other right on any future occasion.

  Partial Invalidity.

  The invalidity or unenforceability of any provision hereof, of the Credit Agreement, of the other Loan Documents, or of any other instrument, agreement or document now or hereafter executed in connection with the Credit Agreement made pursuant hereto and thereto shall not impair or vitiate any other provision of any of such instruments, agreements and documents, all of which provisions shall be enforceable to the fullest extent now or hereafter permitted by law.

  Compliance With Usury Laws.

  All agreements between Borrower and Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Lender for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of Borrower and Lender in the execution, delivery and acceptance of this Note to contract in strict compliance with the laws of the Commonwealth of Massachusetts from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if under or from any circumstances whatsoever Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between Borrower and Lender.

  Waivers; Waiver of Jury Trial.

  BORROWER AND LENDER (BY ACCEPTANCE OF THIS NOTE) MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF LENDER RELATING TO THE ADMINISTRATION OF THE LOAN ADVANCES OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR LENDER TO ACCEPT THIS NOTE AND MAKE THE LOAN ADVANCES.

  No Oral Change.

  This Note and the other Loan Documents may only be amended, terminated, extended or otherwise modified by a writing signed by the party against which enforcement is sought. In no event shall any oral agreements, promises, actions, inactions, knowledge, course of conduct, course of dealing, or the like be effective to amend, terminate, extend or otherwise modify this Note or any of the other Loan Documents.

  Rights of the Holder.

  This Note and the rights and remedies provided for herein may be enforced by Lender or any subsequent holder hereof. Wherever the context permits each reference to the term "holder" herein shall mean and refer to Lender or the then subsequent holder of this Note.

  Setoff.

Borrower and any guarantor or endorser hereof hereby grant to Lender, a continuing lien, security interest and right of setoff as security for all liabilities and obligations to Lender, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Lender or any entity under the control of FleetBoston Financial Corporation and its successors and assigns or in transit to any of them. At any time, without demand or notice (any such notice being expressly waived by Borrower}, Lender may setoff the same or any part thereof and apply the same to any liability or obligation of Borrower and any guarantor or endorser hereof even though unmatured and regardless of the adequacy of any other collateral securing the Loan Advances. ANY AND ALL RIGHTS TO REQUIRE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN ADVANCES, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER OR ANY GUARANTOR OR ENDORSER HEREOF, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

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IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the date set forth above as a sealed instrument.

Witness:	CELL GENESYS, INC.

By: _____________________
Name: _______________________
Title: _______________________

#1070430 v\4 - 17100/1

Exhibit B

COMPLIANCE CERTIFICATE

This Compliance Certificate is provided pursuant to Section 4.1 (c) of that certain Credit Agreement (the "Agreement") dated as of December 27, 2001, between Cell Genesys, Inc. ("Company") and Fleet National Bank ("Lender"). The capitalized terms used herein shall have the meanings ascribed to such terms in the Agreement. The undersigned hereby certifies as follows as of this date:

1. The representations and warranties made by the Company in the Agreement and in each certificate, document or financial or other statement furnished under or in connection therewith are true and accurate in all material respects.

2. No Default or Event of Default under the Agreement has occurred and is continuing.

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IN WITNESS WHEREOF, this Certificate has been duly executed and delivered as a sealed instrument at Boston, Massachusetts on this __ day of ____________, _______.

CELL GENESYS, INC. By:____________________________ Name: ____________________________ Title: _____________________________

#1072620 v\3 - 17100/185

PLEDGE AGREEMENT

PLEDGE AGREEMENT, dated as of December, 27, 2001 ("Agreement"), CELL GENESYS, INC. a Delaware corporation ("Pledgor") and FLEET NATIONAL BANK, a national banking association, (the "Lender").

RECITALS

The Lender has entered into a Credit Agreement dated as of the date hereof (as amended from time to time the "Credit Agreement") with Pledgor, pursuant to which the Lender has agreed to extend credit to the Pledgor.

It is a condition precedent to the Lender entering into the Credit Agreement that the Pledgor (i) enter into a pledge agreement with the Lender substantially in the form of this Agreement, and (ii) deliver to the Lender in pledge under the terms of this Agreement all of the Collateral (as defined below).

The Pledgor and the Lender hereby agree as follows:

    Defined Terms. For all purposes of this Agreement (except where such interpretation would be inconsistent with the context or the subject matter):

      terms specifically defined in this Agreement shall have the meanings specifically assigned to them herein;

      capitalized terms not defined in or by reference herein, but defined in or by reference in the Credit Agreement, shall have the same meanings herein as are specified for such terms in or by reference in the Credit Agreement;

      all terms not defined in or by reference herein, but defined in the Code, shall have the meanings given to such terms in the Code; and

      the following terms shall have the meanings set forth below:

    "Code": means the Uniform Commercial Code, as now or hereafter in effect in The Commonwealth of Massachusetts.

    "Collateral": as defined in Section 2(a).

    "Obligations": (i) the "Obligations," as defined in the Credit Agreement and (ii) any and all obligations of the Pledgor to the Lender arising under or related to this Agreement due or to become due, now existing or hereafter arising, regardless of how they arise, including obligations to perform acts and refrain from taking action.

    "Permitted Investment Activity": the provision of instructions by the Pledgor to the Lender as to: (i) the investments of Liquid Collateral, so long as no Default or Event of Default, results therefrom, including, without limitation, the Borrower's failure to comply with Section 4.7 of the Credit Agreement; or (ii) withdrawals of Liquid Collateral, so long as no Default or Event of Default results therefrom, including, without limitation, the Borrower's failure to comply with Section 4.7 of the Credit Agreement.

    "Proceeds": as defined in the Code.

    Security. (a) As security for the full and timely payment and performance of the Obligations (whether existing on the date of this Agreement or arising at any time or times thereafter), the Pledgor hereby pledges, assigns, grants a security interest in and to all of the following property (hereinafter referred to as the "Collateral"):

        all funds, items, instruments, financial assets, investments, investment property, deposit accounts, cash, certificates of deposit, securities, securities entitlements, and other certificates, documents and things of value at any time paid to, deposited to, credited to or held (whether for collection, provisionally or otherwise) by or for the Lender or issued by the Lender, including, without limitation, any of the foregoing held in or credited to a "safekeeping account" by Lender, or purchased by the Lender in its own name or in the name of the Pledgor at the request of the Pledgor and all other assets and property of the Pledgor from time to time held by or for the Lender or in transit to be so held (the "Liquid Collateral");

        subject to the provisions of Section 5(a), all income, interest, dividends and other distributions payable or distributable on or in respect of the Liquid Collateral;

        all investment property incident to the ownership of the Liquid Collateral;

        all of the Proceeds of any of the other property described in the foregoing clauses (i) through (iii).

      The Lender shall have the sole right to exercise rights with respect to the Collateral from time to time held therein, as set forth in this Agreement, provided, however, that the Pledgor may engage in Permitted Investment Activity so long as: (i) the Pledgor shall maintain and continue to maintain Eligible Liquid Collateral such that the Borrowing Base is at all times equal to or in excess of the sum of: (A) the outstanding principal amount of Term Loans; plus (B) Hedging Exposure; and (ii) there is no Event of Default that has occurred and is continuing.

      Promptly upon receipt by the Pledgor of any property constituting Collateral, the Pledgor will notify the Lender. For the purpose of perfecting the Lender's security interest in any such Collateral represented by a certificate or other instrument, the Pledgor will promptly deliver such certificate or instrument to the Lender duly endorsed by the Pledgor in blank or accompanied by undated transfer powers therefore duly endorsed in blank. The Lender may (i) transfer Collateral into its own name or that of its nominee and may receive the income and any distribution thereon and hold the same as Collateral for any Obligations, whether or not a Default or Event of Default has occurred; and (ii) upon or following the occurrence and during the continuance of an Event of Default, apply the same to any Obligations. For the purpose of perfecting the Lender's security interest in any Collateral consisting of uncertificated securities, the Pledgor will take all such actions as the Lender reasonably may request or deem necessary to perfect its security interest in such Collateral including, without limitation, holding such securities in an account maintained by the Lender or in another account at a financial intermediary designated by the Lender, entering into (and causing any financial intermediary holding such securities to enter into) such control agreements or other agreements or instruments as the Lender may reasonably request, and delivering or causing any financial intermediary to deliver to the Lender such acknowledgments, instruments, financing statements and other documents and instruments as the Lender may reasonably request.

    Representations and Warranties. The Pledgor represents and warrants to the Lender as follows:

      the Pledgor is the legal and beneficial owner of all of the interests in respect of the Collateral, free and clear of any Lien thereon except for the security interest created by this Agreement;

      there are no certificates, instruments or other documents representing the Collateral, other than those which themselves constitute Collateral in the possession of and pledged to the Lender;

      this Agreement creates a valid security interest in all of the Pledgor's interests in the Collateral, securing the payment and performance of the Obligations; and

      other than the filing of UCC-1 financing statement in the State of Delaware, no authorization, approval, or other action by, and no notice to any governmental authority is required either (i) for the pledge by the Pledgor of all of the Pledgor's interests in the Collateral pursuant to this Agreement, (ii) for the execution, delivery or performance of this Agreement by the Pledgor or (iii) for the exercise by the Lender of any of the rights and remedies provided for in this Agreement.

    The foregoing representations and warranties will be deemed to be made by the Pledgor as of the date of this Agreement, as of the date any loan or other financial accommodation is made under the Credit Agreement and as of the date of each pledge by the Pledgor of any additional interests of the Pledgor in respect of any other Collateral pursuant to this Agreement.

    Further Assurances. The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments, notifications and documents, and take all further action, as may be necessary or desirable, or that the Lender may reasonably request, in order to perfect and protect the security interest and pledge granted pursuant to this Agreement in respect of any of the Collateral, or to enable the Lender to exercise and enforce any of its rights and remedies under this Agreement.

    Interest.

      So long as no Event of Default shall have occurred and be continuing (or would result from the occurrence of any of the actions described in this Section 5(a)), the Pledgor shall be entitled to (i) exercise any and all voting and all other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of the Agreement and the other Loan Documents and in a manner which does not impair any of the Collateral and (ii) receive and retain any and all income, interest and dividends paid in respect of the Collateral. So long as no Event of Default shall have occurred and be continuing (or would result from the occurrence of any of the actions described in this Section 5(a)), if the Lender receives any income, interest or dividends paid in respect of the Collateral which the Pledgor is entitled to receive pursuant to this Section 5(a), then the Lender shall, at the Borrower's request delivered pursuant to the Lender's customary procedures, promptly pay (or cause to be paid) to the Pledgor the amount of such income, interest or dividends so received by the Lender.

      Upon the occurrence and during the continuance of any Event of Default:

        all rights of the Pledgor to receive the income, interest or dividends which the Pledgor would otherwise be authorized to receive pursuant to Section 5(a) shall cease, and all such rights shall thereupon become vested in the Lender, which shall then have the sole right to receive and hold any such interest as a part of the Collateral;

        all income, interest or dividends received by the Pledgor contrary to the provisions of Section 5(b)(i) shall be received in trust for the benefit of the Lender, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Lender to be held by the Lender as Collateral in the same form received by the Pledgor (with any necessary endorsements or transfer powers, executed in blank, as the Lender may request); and

        at Lender's option, Lender may exercise any and all voting and all of the consensual rights pertaining to the Collateral or any part thereof.

    Transfers and Other Encumbrances. The Pledgor shall not cause or permit, and shall not cause or permit any Person to take any action that would cause, (a) the sale, transfer, assignment or other disposition of, or the granting of any option with respect to, any of the Pledgor's interests in the Collateral, whether by operation of law or otherwise or (b) the creation or existence of any Liens upon or with respect to any of the Collateral, whether by operation of law or otherwise, except for the security interest and pledge created in favor of the Lender pursuant to this Agreement, provided, however, that the Pledgor may engage in Permitted Investment Activity so long as: (i) the Pledgor shall maintain and continue to maintain Eligible Liquid Collateral such that the Borrowing Base is at all times equal to or in excess of the sum of: (A) the outstanding principal amount of Term Loans; plus (B) Hedging Exposure; and (ii) there is no Event of Default that has occurred and is continuing.

    Attorney-in-Fact.

      The Pledgor appoints the Lender, its successors and assigns, as the Pledgor's true and lawful attorney-in-fact, with full power of substitution, for the purposes of carrying out the provisions of this Agreement and taking any action and executing any instruments which such attorney-in-fact may deem necessary or advisable to accomplish the purpose hereof, which attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Pledgor hereby irrevocably authorizes and empowers the Lender, during the continuance of any Event of Default and at the expense of the Pledgor, either in the Lender's own name or in the name of the Pledgor, at any time and from time to time, to ask, demand, collect, receive, receipt for, sue for, compound and give acquaintance for, any and all sums or properties that may be or become due, payable or distributable to or in respect of the Collateral or that constitute a part thereof, with full power to settle, adjust or compromise any claim thereunder or therefore as fully as the Pledgor could himself do, and to endorse or sign the name of the Pledgor on all documents of satisfaction, discharge or receipt required or requested in connection therewith and, in its discretion, to file any claim or take any action or proceeding, either in its own name or in the name of the Pledgor or otherwise, that the Lender may deem necessary or appropriate to collect or otherwise realize upon any and all of the Collateral, or effect a transfer thereof, or that may be necessary or appropriate to protect and preserve the right, title and interest of the Lender in and to the Collateral and the security intended to the afforded thereby. The Pledgor hereby authorizes the Lender to file financing statements under the Code describing the Collateral in any filing offices selected by the Lender.

      The Pledgor recognizes that the Lender may from time to time purchase Collateral at the Pledgor's request or establish an account in which the Borrowers' interests (including, without limitation, a "safekeeping account") in respect of the Collateral shall be held or add additional accounts, whether attributable to new investment categories selected by the Borrower or on account of certificate of deposits or certificate of deposit accounts. The Borrower hereby authorizes the Lender to make any such purchases, changes and additions, whether with or without notice to Borrower, and such purchases, changes and additions shall be effective immediately and agrees that such purchases, accounts, and the contents thereof shall, whenever purchased, created, deposited, or acquired, constitute Collateral hereunder.

    Lender May Perform. If the Pledgor fails to perform any agreement or obligation contained in this Agreement, the Lender may itself perform, or cause performance of, such agreement or obligation, and the Pledgor shall pay the expenses of the Lender incurred in connection therewith in accordance with Section 12 hereof.

    Reasonable Care. The Lender shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if the Lender accords such Collateral treatment substantially equal to that which the Lender accords to its own property.

    Remedies upon Default. If any Event of Default shall have occurred and be continuing, the Lender shall have, in addition to its other rights and remedies provided for in this Agreement or otherwise available under applicable law, all the rights and remedies of a secured party under the Code, and, without limiting the generality of the foregoing, the Lender may immediately, without (to the extent permitted by applicable law) demand, advertisement or notice, except as specified below, sell or liquidate the Pledgor's interests in any Collateral, or any part thereof, in one or more parcels at public or private sale, at any exchange or broker's board or at any of the Lender's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Lender may deem commercially reasonable. The Pledgor agrees that, to the extent reasonable notice of any such sale shall be required by applicable law, at least ten (10) day's prior notice to the Pledgor of the time and place of any public sale or the time after which any private sale (including, without limitation, any sale on a securities exchange or in the over-the-counter market) is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of any interests in respect of the Collateral regardless of notice of sale having been given.

    Termination of Agreement. Upon the termination of the Lender's obligation to make advances and other financial accommodations under the Loan Agreement and the irrevocable payment and performance in full of all of the Obligations, this Agreement shall cease and terminate and the Pledgor's interests in the Collateral furnished hereunder by the Pledgor shall revert to the Pledgor, and the estate, rights, title and interest of the Lender therein shall cease, terminate and become void, and thereupon the Lender shall promptly execute proper instruments acknowledging satisfaction of and discharging this Agreement, and shall redeliver to the Pledgor the Pledgor's interests in the Collateral furnished hereunder by the Pledgor then in its possession.

    Expenses; Indemnity.

      Upon demand, the Pledgor will pay to the Lender the amount of any and all reasonable out-of-pocket expenses which the Lender may incur in connection with (i) the preparation, registration, delivery and administration of this Agreement (including, without limitation, attorney's fees and expenses, expert and agents' fees, and brokerage fees and commissions), (ii) the custody or preservation of, or the sale of, collection of, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Lender under this Agreement or (iv) the failure by the Pledgor to perform or observe any of its agreements or obligations under this Agreement. The Pledgor agrees to indemnify and hold harmless the Lender from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of any kind or nature, arising out of or resulting from this Agreement or the exercise by the Lender of any rights, or remedies granted to it under this Agreement, but excluding any such claims, demands, losses, judgments or liabilities arising out of or resulting from the gross negligence or willful misconduct of the Lender. In no event shall the Lender be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Agreement other than to account for moneys actually received by it in accordance with the terms of this Agreement. If and to the extent that the obligations of the Pledgor under this Section 12 are unenforceable for any reason, the Pledgor agrees to make the maximum contribution permitted by applicable law to the payment and satisfaction of such obligations.

      The Pledgor (i) shall be solely responsible for the payment of, and shall promptly pay and discharge, all taxes, assessments and other governmental charges or levies imposed upon the Collateral or upon the income from the Collateral, (ii) shall file in a timely manner all tax returns and reports required to be filed in connection therewith and (iii) shall indemnify and hold the Lender harmless from and against all such taxes, assessments and other governmental charges or levies (including interest and penalties) and all costs and expenses incurred by the Lender in connection therewith.

    No Implied Waivers: Rights Cumulative.

      No course of dealing between the Pledgor and the Lender, and no delay on the part of the Lender in exercising any right, remedy, power or privilege hereunder or provided at law or in equity or otherwise, shall impair, prejudice or constitute a waiver of any such right, remedy, power or privilege or be construed as a waiver of any Default or Event of Default or as an acquiescence therein.

      No right, remedy, power or privilege conferred on or reserved to the hereunder or otherwise is intended to be exclusive of any other right, remedy, power or privilege. Each and every right, remedy, power or privilege conferred on or reserved to the Lender hereunder or otherwise shall be cumulative and in addition to each and every other right, remedy, power or privilege so conferred on or reserved to the Lender and may be exercised at such time or times or in such order and manner as the Lender shall deem appropriate in its discretion.

    Specific Performance, etc. The rights granted to the Lender under this Agreement are of a special, unique, unusual and extraordinary character. The loss of any of such rights cannot reasonably or adequately be compensated by way of damages in any action at law, and any material breach by the Pledgor of any of its covenants, agreements or obligations under this Agreement will cause the Lender irreparable injury and damage. In the event of any such breach, the Lender shall be entitled, as a matter of right, to injunctive relief or other equitable relief in any court of competent jurisdiction to prevent the violation or contravention of any of the provisions of this Agreement or to compel compliance with the terms of this Agreement by the Pledgor. The Lender is absolutely and irrevocably authorized and empowered by the Pledgor to demand specific performance of each of the covenants and agreements of the Pledgor in this Agreement and the Pledgor irrevocably waives any defense based on the adequacy of any remedy at law which might otherwise be asserted by the Pledgor as a bar to the remedy of specific performance in any action brought by the Lender against the Pledgor to enforce any of the covenants or agreements of the Pledgor in this Agreement.

    Amendments, etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Pledgor from any provision of this Agreement, shall in any event be effective unless the same shall be in writing and signed by the Lender and delivered to the Pledgor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

    Notices. All notices, requests, demands and other, communications shall be in writing (including telecopier communication) and, if to the Pledgor, mailed, telecopied or delivered to it at the address listed above; if to the Lender, mailed, telecopied or delivered to it at the address specified for the Lender in the Credit Agreement; or as to each party at such other address as shall be designated by such party in writing. All such notices, requests, demands and other communications shall be deemed to have been given or made (i) when received, and, in any event, (ii) three (3) Business Days after the date deposited in the mails, postage prepaid, addressed as set forth above.

    Continuing Security Interest. This Agreement shall create a continuing security interest in the Pledgor's interest in the Collateral and shall (a) remain in full force and effect until termination of the Lender's obligation to make advances and other financial accommodations under the Loan Agreement and irrevocable payment in full of the Obligations, (b) be binding upon the Pledgor and the Pledgor's successors, trustees and assigns, and (c) inure, together with the rights and remedies of the Lender under this Agreement, to the benefit of the Lender and its successors, transferees and assigns.

    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL SUBSTANTIVE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

    Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PLEDGOR (AND THE LENDER, BY ITS ACCEPTANCE HEREOF) HEREBY WAIVES, AND COVENANTS NOT TO ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, OR TORT OR OTHERWISE. THE PLEDGOR (AND THE LENDER, BY ITS ACCEPTANCE HEREOF) ACKNOWLEDGES THAT THE PROVISIONS OF THIS SECTION 19 CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH EACH PARTY HERETO IS RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE LOAN AGREEMENT. THE LENDER AND BORROWER MAY EACH FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 19 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE BORROWER AND LENDER, RESPECTIVELY,TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

    Headings, etc. Section headings in this Agreement are included for the convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE PLEDGOR:
CELL GENESYS, INC.

Witness	By: Title:
THE LENDER:
FLEET NATIONAL BANK

By: Title:

#1070428 v\6 -- 17100/185

$60,000,000 Term Loan Facility
among
Cell Genesys, Inc.
and
Fleet National Bank

December 27, 2001

BORROWER:

Cell Genesys, Inc.
342 Lakeside Drive
Foster City, California 94404
Attention: Matthew Pfeffer, Chief Financial Officer
Tel:
Fax: (650) 572-1624 E-mail: matt.pfeffer@cellgenesys.com

LENDER:

Fleet National Bank
High Technology Division
100 Federal Street
Boston, Massachusetts 02110
Attention: Kimberly A. Martone, Managing Director
Tel: (617) 434-5316
Fax: (617) 434-0819
E-mail: kimberly_a_martone@fleet.com

BORROWER'S COUNSEL:

Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA 94304-1050
Attention: Herbert P. Fockler, Esquire
Tel:
Fax: (650) 496-4367
E-mail: hfockler@wsgr.com

LENDER'S COUNSEL:

Brown, Rudnick, Freed & Gesmer
One Financial Center
Boston, Massachusetts 02111
Attention: Andrew P. Strehle, Esquire
Tel: (617) 856-8569
Fax: (617) 856-8201
E-mail: astrehle@brfg.com

FLEET NATIONAL BANK
$60,000,000 TERM LOAN FACILITY
CELL GENESYS, INC.

DOCUMENTS	RESPONSIBLE PARTY	STATUS
Credit Agreement	BRF&G	Revised Draft delivered Dec. 21; execution copy delivered Dec. 21
Schedule 1 (Definitions)	BRF&G	Revised Draft delivered Dec. 21

Schedule 3.3 (Subsidiaries, Investments, Joint Ventures, Capitalization)

Schedule 3.6 (Consents and Approvals)

Schedule 3.8 (Litigation)

Schedule 3.11 (Burdensome Restrictions)

Schedule 3.18 (Location of Assets)

Schedule 3.20 (Intellectual Property Disclosure)

Schedule 3.21 (Existing Negative Pledges)

Schedule 5.1 (Disclosed Indebtedness)

Schedule 5.2 (Disclosed Contingent Liabilities)

Schedule 5.3 (Disclosed Liens)

Schedule 5.5 (Investment Policy)

	Borrower	Final draft delivered Dec. 21; Borrower to deliver signed copy of investment policy
Exhibit A - Term Note Exhibit B - Compliance Certificate Exhibit C - Pledge Agreement	BRF&G	Complete
Term Note	BRF&G	Execution copy delivered Dec. 21
Pledge Agreement	BRF&G	Execution copy delivered Dec. 21
Uniform Commercial Code Financing Statement	BRF&G	Filed Dec. 20
Federal Reserve Form U-1	Borrower	To be signed
Borrower's Secretary's Certificate as to:	Borrower	To be signed
a. Corporate Resolutions; b. Incumbency; c. Articles of Incorporation (certified by Secretary of State); and d. By-Laws	Borrower	Copies delivered; Originals to follow
Legal Existence and Good Standing Certificate from Secretary of State for Borrower and Subsidiaries	Borrower	Copies delivered; Originals to follow
Good Standing Certificates from all jurisdictions in which the Borrower and Subsidiaries operate	Borrower	Copies delivered; Originals to follow
Tax Good Standing Certificates for Borrower and Subsidiaries (or Certificate of Chief Financial Officer)	Borrower	Copies delivered; Originals to follow
UCC, tax lien and judgment searches for Borrower and Subsidiaries	BRF&G	Completed for Borrowers and Subsidiaries (to be completed post-closing as to prior names and acquisitions)

Terminations of existing UCC-1 financing statements (other than evidencing Permitted Liens):

a. Finova (Note #40 and #41)

b. All asset liens in Calydon (Perseus Capital and Cell Genesys)

c. Terminated equipment liens (Finova Technology Finance, Inc., Silicon Valley Bank, and Lease Management Services (assigned to LMSI Venture Finance, a division of Phoenixcor))

	Borrower	a. Borrower to deliver evidence of termination b. Borrower to deliver evidence of termination c. Borrower to deliver post-closing
Legal Opinion	Borrower's Counsel	WSGR to deliver final version
Officer's Certificate as to Closing	BRF&G	To be signed
Compliance Certificate	BRF&G	To be signed
Evidence of acquisition of Eligible Liquid Collateral	Borrower/Fleet	To be confirmed
Notice of Borrowing	BRF&G	To be signed
Post-Closing Events Letter	BRF&G	To be signed
Payment of second installment of $150,000 facility fee ($125,000)	Borrower	To be paid at closing
Payment of counsel's fees and expenses	Borrower	To be paid at closing

#1070432 v\6 - 17100/185

CELL GENESYS, INC.

Officer's Certificate as to Closing

Reference is made to the Credit Agreement dated as of December 27, 2001 (the "Credit Agreement") among Cell Genesys, Inc. (the "Company"), a Delaware corporation and Fleet National Bank, a national banking association. All capitalized terms used herein and not defined herein have the meanings ascribed to them in the Credit Agreement.

Pursuant to Section 6.1(o) of the Credit Agreement, the undersigned, __________________, hereby certifies that he/she is the duly elected, qualified and acting __________________________________ of the Company, and does hereby further certify that:

    No Default has occurred and is continuing.
    The representations and warranties made by the Company in Article 3 of the Credit Agreement, are true and correct in all material respects on and as of the date hereof.
    The insurance obtained by the Company in accordance with the requirements of Section 4.4 of the Credit Agreement is in full force and effect and that all premiums now due and payable thereon have been paid.
    Except as disclosed on Schedule 3.8 to the Credit Agreement, no litigation or proceeding exists or, to the best of my knowledge, is threatened, against the Company or any of its Subsidiaries and, to the best of my knowledge, no law or regulation has been proposed and not withdrawn that could reasonably be expected to have a Material Adverse Effect.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has executed this certificate this ____ day of December, 2001.

____________________________________

Name: _____________________________

Title: ______________________________

#1070431 v\2 - 17100/185

FLEET NATIONAL BANK
100 Federal Street
Boston, MA 02110

December 27, 2001

Cell Genesys, Inc.
342 Lakeside Drive
Foster City, CA 94404

Re: Post-Closing Events

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of the date hereof (the "Agreement"), between Cell Genesys, Inc., a Delaware corporation (the "Borrower") and Fleet National Bank, a national banking association ("Lender"). Capitalized terms not otherwise defined herein shall have the meanings given such terms in the Agreement. Lender has agreed to enter into the Agreement on the date hereof without compliance by Borrower with all the requirements of the Agreement to a closing, provided that adequate assurances and procedures are made to ensure the prompt and expeditious compliance by the Borrower with such requirements. The parties have entered into this letter agreement to permit closing under the Agreement and to provide a schedule for compliance by the Borrower.

In consideration of these premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and without limitation of the Borrower's other obligations to Lender as set forth in the Agreement or in any of the other documents executed or delivered in connection therewith, the parties agree as follows:

1. UCC Search Results. On or before January 18, 2002, the Lender shall have received UCC and tax lien searches of appropriate filing offices with respect to Chiron Corporation, Somatix Therapy Corporation, and Neurologic Gene Therapeutics, Inc., together with evidence of termination (including, without limitation, filed UCC-3 termination statements) of those liens or security interests in or on that portion of the property identified therein that has been acquired by the Borrower or its Subsidiaries.

2. UCC Termination Statements. On or before January 18, 2002, the Lender shall have received evidence of termination (including, without limitation, filed UCC-3 termination statements) of the liens or security interests evidenced by the UCC-1 financing statements listed on Exhibit A attached hereto.

The failure of the Borrower to fully perform on a timely basis any of the obligations set forth herein, if such failure shall continue for ten (10) days following written notice of such failure from Lender to the Borrower, shall constitute an immediate and automatic Event of Default under the Agreement, without further notice or demand of any kind by Lender. Time is of the essence.

This letter agreement is a document executed under seal and shall be governed by Massachusetts laws.

FLEET NATIONAL BANK By:____________________________ Name: ____________________________ Title: _____________________________

Agreed and consented to:

CELL GENESYS, INC.

By:____________________________
      Name: ______________________________
      Title:_____________________________

EXHIBIT A

UCC-1's to be terminated by January 18, 2002

State	Filing Office	Type	Debtor	Secured Party	Filing Number	Date of Filing
California	Secretary of State	UCC-1	Cell Genesys, Inc.	Silicon Valley Bank	9519560106	07/07/95
California	Secretary of State	UCC-3	Cell Genesys, Inc.	Silicon Valley Bank	00038C0172	02/03/00
California	Secretary of State	UCC-1	Cell Genesys, Inc.	Finova Technology Finance, Inc	9703760415	02/05/97
California	Secretary of State	UCC-1	Cell Genesys, Inc.	Finova Technology Finance, Inc	9706360681	03/04/97
California	Secretary of State	UCC-1	Cell Genesys, Inc.	Finova Technology Finance, Inc	9708760093	03/27/97
California	Secretary of State	UCC-1	Cell Genesys, Inc.	Finova Technology Finance, Inc	9712660327	05/05/97
California	Secretary of State	UCC-1	Cell Genesys, Inc.	Finova Technology Finance, Inc.	9714960949	05/28/97
California	Secretary of State	UCC-1	Cell Genesys, Inc.	Finova Technology Finance, Inc.	9719160416	07/08/97
California	Secretary of State	UCC-1	Cell Genesys, Inc.	Finova Technology Finance, Inc.	9721760947	08/01/97

State	Filing Office	Type	Debtor	Secured Party	Filing Number	Date of Filing
California	Secretary of State	UCC-1	Calydon, Inc.	Lease Management Services, Inc.	9603260152	03/31/96
California	Secretary of State	UCC-3	Calydon, Inc.	Lease Management Services, Inc.	96053C0473	02/16/96
California	Secretary of State	UCC-3	Calydon, Inc.	Lease Management Services, Inc.	96110C0133	04/18/96
California	Secretary of State	UCC-3	Calydon, Inc.	Lease Management Services, Inc.	96138C0375	03/17/96
California	Secretary of State	UCC-3	Calydon, Inc.	Lease Management Services, Inc.	96194C0321	07/10/96
California	Secretary of State	UCC-3	Calydon, Inc.	Lease Management Services, Inc.	96354C0296	12/19/96
California	Secretary of State	UCC-3	Calydon, Inc.	Lease Management Services, Inc.	97076C0483	03/11/97
California	Secretary of State	UCC-3	Calydon, Inc.	Lease Management Services, Inc.	97268C0270	09/24/97
California	Secretary of State	UCC-3	Calydon, Inc.	Lease Management Services, Inc.	97287C0255	10/10/97
California	Secretary of State	UCC-3	Calydon, Inc.	Lease Management Services, Inc.	97329C0454	11/25/97
California	Secretary of State	UCC-3	Calydon, Inc.	Lease Management Services, Inc.	98020C0082	01/16/98
California	Secretary of State	UCC-3	Calydon, Inc.	Lease Management Services, Inc.	98106C0193	04/15/98
California	Secretary of State	UCC-3	Calydon, Inc.	Lease Management Services, Inc.	98106C0199	04/15/98
California	Secretary of State	UCC-3	Calydon, Inc.	Lease Management Services, Inc.	98253C0485	09/04/98
California	Secretary of State	UCC-3	Calydon, Inc.	Lease Management Services, Inc.	98275C0296	09/28/98
California	Secretary of State	UCC-3	Calydon, Inc.	Lease Management Services, Inc.	98280C0069	10/01/98
California	Secretary of State	UCC-3	Calydon, Inc.	Lease Management Services, Inc.	99054C0069	02/10/99
California	Secretary of State	UCC-3	Calydon, Inc.	Lease Management Services, Inc. Assignee: LMSI Venture Finance, a division of Phoenixcor, Inc.	99062C0446	02/22/99
California	Secretary of State	UCC-3	Calydon, Inc.	LMSI Venture Finance, a division of Phoenixcor, Inc.	99078C0196	03/10/99
California	Secretary of State	UCC-3	Calydon, Inc.	LMSI Venture Finance	99203C0288	07/13/99
California	Secretary of State	UCC-3	Calydon, Inc.	LMSI Venture Finance, a division of Phoenixcor, Inc.	01023C0526	01/22/01
California	Secretary of State	UCC-1	Calydon, Inc.	Lease Management Services, Inc.	9827560479	09/28/99
California	Secretary of State	UCC-3	Calydon, Inc.	Lease Management Services, Inc. Assignee: LMSI Venture Finance, a division of Phoenixcor, Inc.	99062C0459	02/22/99

#1075722 v\2 - 17100/85